                           WORLD MONITOR TRUST II
                       Series D, Series E and Series F
                            Prospectus Supplement

            PROSPECTUS SUPPLEMENT TO THE PROSPECTUS DATED MAY 1, 2002.

This Supplement contains certain information which modifies and/or updates information set forth in the prospectus, including:

                    PART ONE: CFTC DISCLOSURE DOCUMENT

                  - Introduction.  See page 1.

                  - Revised Projected Twelve-Month Break-Even Analysis.
                    See page 1.

                  - Performance of Each Series.  See page 4.
                    -- Past Performance of Series D. See page 5. -- Past Performance of Series E. See page 7. -- Past Performance of Series F. See page 9.

                  - Series D.  See page 11.

                  - Series E.  See page 21.

                  - Series F.  See page 27.

                  - Directors and Officers of Managing Owner.  See page 35.

                  - Description and Past Performance of Other Pools
                    Sponsored by Managing Owner.  See page 36.

                  - Prudential Securities Litigation and Settlements.
                    See page 40.

                PART TWO: CFTC STATEMENT OF ADDITIONAL INFORMATION

                  - How Managed Futures Fit Into a Portfolio.  See page 41.

             THE PROSPECTUS AND THIS SUPPLEMENT SHOULD BE DELIVERED
                           AND READ AS ONE DOCUMENT.


                    The date of this Supplement is December 19, 2002


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

                                 INTRODUCTION

     Unless noted herein, the disclosure in the prospectus remains materially accurate. Unless otherwise defined, all capitalized terms have the same meaning in this Supplement as they do in the prospectus. Unless otherwise stated herein, page numbers referred to herein refer to pages of this Supplement.

                      ______________________________________

                  REVISED PROJECTED TWELVE-MONTH BREAK-EVEN ANALYSIS
     The Projected Twelve-Month Break-Even Analysis on pages 15 to 16 of the prospectus (including the introduction thereto and the accompanying footnotes) is replaced in its entirety with the revised Projected Twelve-Month Break-Even Analysis on the following two pages.

                                      1


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                   Projected Twelve-Month Break-Even Analysis

     The following is the projected twelve-month break-even analysis for each series at its net asset value as of November 30, 2002. The projection takes into account all fees and expenses other than advisory incentive fees and extraordinary expenses which are impossible to predict. This analysis is expressed both as a dollar amount and as a percentage of a $5,000 initial investment:

                                              SERIES D                  SERIES E                  SERIES F

Description of                          Dollar       Percentage   Dollar       Percentage   Dollar       Percentage
Charges                                 Break-Even   Break-Even   Break-Even   Break-Even   Break-Even   Break-Even
----------------------------------      ----------   ----------   ----------   ----------   ----------   ----------

Brokerage Fees                          $ 300.00     6.00%        $ 300.00     6.00%        $ 300.00     6.00%

Trading Transaction Costs (1)           $  25.00     0.50%        $  19.50     0.39%        $  17.00     0.34%

Advisory Management Fees                $  62.50     1.25%        $ 100.00     2.00%        $ 100.00     2.00%

Advisory Incentive Fees (2)                 --        --              --        --              --        --

Routine Operating Expenses (3)          $  75.00     1.50%        $  41.00     0.82%        $  32.50     0.65%

Total                                   $ 462.50     9.25%        $ 460.50     9.21%        $ 449.50     8.99%

Less Estimated Interest Income (4)      $ (62.50)   (1.25)%       $ (62.50)   (1.25)%       $ (62.50)   (1.25)%
                                        --------                  --------                  --------

Estimated 12-Month Break-Even
Level Without Redemption Charges
(5)(7)(8)                               $ 400.00     8.00% (9)    $ 398.00     7.96% (10)   $ 387.00     7.74% (11)
                                        ========                  ========                  ========

Redemption Charges (5)(6)               $ 150.00     3.00%        $ 150.00     3.00%        $ 150.00     3.00%

Estimated 12-Month Break-Even
Level After Redemption
Charges (6)(7)(8)                       $ 550.00    11.00% (9)    $ 548.00    10.96% (10)   $ 537.00     10.74% (11)
                                        ========                  ========                  ========


-------------------
1 Trading transaction costs consist of execution charges, floor brokerage expenses and give-up charges, as well as the National Futures Association fees, the exchange fees and the clearing fees which are incurred in connection with each series' futures trading activities.

2  Advisory incentive fees are paid only on new high net trading profits.
   New high net trading profits are determined after deducting brokerage fees, trading transaction costs, advisory management fees, and routine operating expenses for which a series is responsible and extraordinary expenses related to that series' trading advisor, and do not include interest income. Each series could pay advisory incentive fees in years in which the series breaks even, or even loses money, due to the quarterly, rather than annual, nature of such fees.

3 Routine operating expenses, based on current experience, are approximately $110,000 to $120,000 per series each year. However, during each year, no series will pay more than the amount that equals the lesser of the actual expenses or 1.50% (with a maximum of 0.5% attributable to non-legal and audit expenses for Series E and Series F, and a maximum of 1.25% attributable to non-legal and audit expenses for Series D) of that series net asset value for that year. (For example, if a series' net asset value remained constant at $5 million during a year no series will pay more than $75,000 for that period, even if the actual expenses are higher.) For each series, if the actual expenses exceed 1.50% of a series' net asset value (or the other stated limits) for the year, Prudential Securities will pay the additional amount. As the number of investors in each series increases, the aggregate amount of these expenses are expected to increase, but as a percentage of the series' net asset value these expenses are expected to decrease as asset levels increase.

4 Funds currently are maintained in cash. On the last day of each month, each series receives interest income on 100% of its average daily equity maintained in cash in the series' account with Prudential Securities during that month at a 13-week (91-day) Treasury bill discount rate. This rate is determined weekly by Prudential Securities and is the rate awarded to all bidders during that week based on the results of that week's auction of 13-week (91-day) Treasury bills. The weekly interest rate may be found on the Internet at www.publicdebt.treas.gov. While it is anticipated that funds will continue to be maintained in cash, in the event that funds are maintained in Treasury bills instead of cash, the series will receive the interest income paid on such Treasury bills.

   If you purchase or redeem interests of a series on a day other than the last day of a month, the interest income will be pro rated through the date of purchase or redemption for purposes of determining net asset value.

5 A redemption fee of 4% will be assessed on an interest redeemed on or before the end of the sixth full month after the effective date of its purchase. A redemption fee of 3% will be assessed on an interest redeemed after the end of the sixth full month but on or before the end of the 12th full month after its purchase. Redemption fees will not be charged if you effect an exchange of interests or if you invest your redemption proceeds concurrently in another fund sponsored by the managing owner, and they may be waived if your aggregate interests in all series, when added to your aggregate interests in the various series of World Monitor Trust, another public futures fund sponsored by the managing owner, total at least $5 million.

6 Because this break-even analysis is a twelve-month computation, only the 3% redemption fee, which is imposed at the end of the twelve-month period, is used.

                    (Notes are continued on the next page)
                                      2

7 If this break-even analysis was separately computed for a $2,000 initial IRA account investment, the break-even percentages would be equally applicable to that investment.

8 Extraordinary expenses, which are impossible to predict, are not included as part of this break-even analysis.

9 If Series D were operating at $50 million net asset value, the estimated 12-month break-even percentage would be 6.96% without redemption charges and 9.96% with the 3% redemption charge.

10 If Series E were operating at $50 million net asset value, the estimated
   12-month break-even percentage would be 7.60% without redemption charges and 10.60% with the 3% redemption charge.

11 If Series F were operating at $50 million net asset value, the estimated
   12-month break-even percentage would be 7.55% without redemption charges and 10.55% with the 3% redemption charge.

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

                          PERFORMANCE OF EACH SERIES

     Set forth hereafter in summary form is the actual performance of each of Series D, Series E and Series F from the start of trading of each series through November 30, 2002, along with a discussion and analysis by the managing owner of each series' performance.

     The information in the capsules has not been audited. However, the managing owner represents and warrants that the capsules are accurate in all material respects. It should not be assumed that each series will experience results in the future that are comparable to the results experienced to date.

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                        Past Performance Of Series D

             Capsule Performance of World Monitor Trust II - Series D
                Commodity Trading Advisor: Bridgewater Associates

                       Rates of Return
                 (Computed on a Daily Basis)

Month              2002           2001           2000
January           (7.31)%        (2.78)%
February           2.02%         (3.54)%
March              5.45%         (5.72)%        (2.07)%
April              2.43%          3.66%         (1.59)%
May                6.62%         (8.48)%         9.10%
June               8.03%          4.07%         (2.07)%
July              (6.44)%         1.45%         (1.80)%
August             3.40%          4.22%         (8.01)%
September         (6.36)%        (2.80)%        (6.36)%
October            5.80%          8.39%         (7.84)%
November           0.64%         (0.89)%         3.81%
December                         (2.95)%         5.00%
Annual            13.48%         (6.46)%       (12.51)%


Name of Pool:                     World Monitor Trust II -- Series D

Type of Pool:                     Publicly-Offered

Start Date:                       March 13, 2000

Aggregate subscriptions:          $12,796,070 (as of November 30, 2002)
Current net asset value per       $92.87 (as of November 30, 2002)
interest:

                                  "Draw-down" means losses experienced by
                                  World Monitor Trust II -- Series D over a specified period.

Largest monthly draw-down:        (8.48)%   May 2001
                                  "Largest monthly draw-down" means the
                                  greatest percentage decline in Net Asset
                                  Value due to losses sustained by World
                                  Monitor Trust II -- Series D from the
                                  beginning to the end of a calendar month.

Largest peak-to-valley draw-      (30.20)%  June 2000 to May 2001
down:
                                  "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value of World Monitor
                                  Trust II -- Series D due to losses sustained during a period in which the initial month-end Net Asset Value of World Monitor Trust II
                                  -- Series D is not equaled or exceeded by a subsequent month-end Net Asset Value of World
                                  Monitor Trust II -- Series D.

                                  "Rate of Return" is calculated daily by
                                  dividing net performance by beginning equity. The daily returns are then compounded to arrive at the rate of return for the month, which is in turn compounded to arrive at the rate of return for the year to date.

        Past Performance Is Not Necessarily Indicative Of Future Results

     As of November 30, 2002 gross sales of, and exchanges into, Series D limited interests since Series D interests were first offered were $12,651,594, and $37,348,406 worth of limited interests remain available for sale pursuant to the prospectus. The managing owner has contributed $144,776 for its interests. Redemptions of Series D limited interests from March 13, 2000 (commencement of operations) through November 30, 2002 were $4,900,643. As of November 30, 2002, Series D reported a net asset value of $92.87, a decrease of 7.13% from the initial net asset value of $100.00. The CISDM Fund/Pool Qualified Universe Index (formerly known as the Zurich Fund/Pool Qualified Universe Index) return for the March 2000 through November 2002 period was 26.31%. The CISDM Fund/Pool Qualified Universe Index is the dollar weighted, total return of all commodity pools tracked by Managed Account Reports, LLC ("MAR").

     Management's Discussion And Analysis Of Financial Condition And Results Of Operations -- Series D

     Please turn to page 29 of the prospectus for Management's Discussion And Analysis Of Financial Condition And Results Of Operations for Series D for the period from March 13, 2000, the commencement of operations, through December 31, 2001.

     Series D filed quarterly reports on Form 10-Q with the Securities and Exchange Commission (the "SEC") for the quarterly periods ended March 29, 2002, June 28, 2002, and September 27, 2002 on May 13, 2002, August 12,
2002, and November 12, 2002 respectively. Each of these quarterly reports contained a "Management's Discussion And Analysis Of Financial Condition And Results Of Operations" section for the applicable period. Each quarterly report can be viewed on the SEC's internet website, located on the internet at www.sec.gov, by following the instructions to retrieve documents from the EDGAR Archives section of the EDGAR database. Enter the number 0001090697 as the search keywords in the searchable index, and then click on the desired quarterly report. If you do not have access to the internet, or prefer not to retrieve a specific filing off of the internet, a copy of each quarterly report can be requested from the SEC by calling the SEC's Public Reference Office at 202-942-8090.

                          Past Performance Of Series E
          Capsule Performance of World Monitor Trust II - Series E
                    Commodity Trading Advisor: Graham Capital

                    Rates of Return
              (Computed on a Daily Basis)
Month              2002           2001           2000
January            2.14%         (2.12)%
February          (3.88)%         2.51%
March             (4.07)%        10.56%
April             (5.09)%       (12.05)%        (0.80)%
May                4.84%          1.17%         (4.54)%
June              10.37%         (0.33)%        (5.59)%
July               9.46%         (2.03)%        (0.63)%
August             5.94%          6.76%          4.94%
September          4.82%         11.30%         (0.77)%
October           (7.30)%         8.45%          2.39%
November          (4.09)%       (13.65%)        12.57%
December                          0.17%         12.87%
Annual            11.77%          7.42%         20.36%


Name of Pool:                     World Monitor Trust II -- Series E

Type of Pool:                     Publicly-Offered

Start Date:                       April 6, 2000

Aggregate subscriptions:          $25,802,485 (as of November 30, 2002)
Current net asset value           $144.51 (as of November 30, 2002)
per interest:

                                  "Draw-down" means losses experienced by
                                  World Monitor Trust II -- Series E over a specified period.

Largest monthly draw-down:        (13.65)% November 2001
                                  "Largest monthly draw-down" means the
                                  greatest percentage decline in Net Asset
                                  Value due to losses sustained by World
                                  Monitor Trust II -- Series E from the
                                  beginning to the end of a calendar month.

Largest peak-to-valley            (22.68)% November 2001 to April 2002
draw-down:
                                  "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value of World Monitor Trust II -- Series E due to losses sustained during a period in which the initial month-end Net Asset Value of World Monitor Trust II -- Series E is not equaled or exceeded by a subsequent month-end Net Asset Value of World
                                  Monitor Trust II -- Series E.

                                  "Rate of Return" is calculated daily by
                                  dividing net performance by beginning
                                  equity.  The daily returns are then
                                  compounded to arrive at the rate of
                                  return for the month, which is in turn
                                  compounded to arrive at the rate of
                                  return for the year to date.

      Past Performance Is Not Necessarily Indicative Of Future Results

     As of November 30, 2002 gross sales of, and exchanges into, Series E limited interests since Series E interests were first offered were $25,479,294, and $24,520,706 worth of limited interests remain available for sale pursuant to the prospectus. The managing owner has contributed $323,191 for its interests. Redemptions of Series E limited interests from April 6, 2000 (commencement of operations) through November 30, 2002 were $5,697,601. As of November 30, 2002, Series E reported a net asset value of $144.51, an increase of 44.51% from the initial net asset value of $100.00. The CISDM Fund/Pool Qualified Universe Index (formerly known as the Zurich Fund/Pool Qualified Universe Index) return for the April 2000 through November 2002 period was 27.59%. The CISDM Fund/Pool Qualified Universe Index is the dollar weighted, total return of all commodity pools tracked by MAR.

Management's Discussion And Analysis Of Financial Condition And Results Of Operations -- Series E

     Please turn to page 34 of the prospectus for Management's Discussion And Analysis Of Financial Condition And Results Of Operations for Series E for the period from April 6, 2000, the commencement of operations, through December 31, 2001.

     Series E filed quarterly reports on Form 10-Q with the Securities and Exchange Commission (the "SEC") for the quarterly periods ended March 29, 2002, June 28, 2002, and September 27, 2002 on May 13, 2002, August 12,
2002, and November 12, 2002 respectively. Each of these quarterly reports contained a "Management's Discussion And Analysis Of Financial Condition And Results Of Operations" section for the applicable period. Each quarterly report can be viewed on the SEC's internet website, located on the internet at www.sec.gov, by following the instructions to retrieve documents from the EDGAR Archives section of the EDGAR database. Enter the number 0001090701 as the search keywords in the searchable index, and then click on the desired quarterly report. If you do not have access to the internet, or prefer not to retrieve a specific filing off of the internet, a copy of each quarterly report can be requested from the SEC by calling the SEC's Public Reference Office at 202-942-8090.

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

                          Past Performance Of Series F

              Capsule Performance of World Monitor Trust II - Series F
                    Commodity Trading Advisor: Campbell & Company

                 Rates of Return
             (Computed on a Daily Basis)
Month              2002           2001           2000
January           (0.96)%        (1.87)%
February          (2.52)%         0.93%
March             (2.01)%         6.26%         (0.80)%
April             (4.14)%        (8.77)%        (2.13)%
May                3.17%          0.69%          1.86%
June               7.87%         (2.39)%         0.87%
July               6.87%          1.24%         (3.01)%
August             3.04%          1.27%          2.80%
September          3.58%          6.82%         (3.35)%
October           (4.62)%         4.48%          2.67%
November          (1.63)%       (10.36)%         7.04%
December                          2.83%          1.17%
Annual             8.01%         (0.47)%         6.90%


Name of Pool:                     World Monitor Trust II -- Series F

Type of Pool:                     Publicly-Offered

Start Date:                       March 1, 2000

Aggregate subscriptions:          $19,524,603 (as of November 30, 2002)
Current net asset value per       $114.92 (as of November 30, 2002)
interest:
                                  "Draw-down" means losses experienced by
                                  World Monitor Trust II -- Series F over a specified period.

Largest monthly draw-down:        (10.36)% November 2001
                                  "Largest monthly draw-down" means the
                                  greatest percentage decline in Net Asset
                                  Value due to losses sustained by World Monitor
                                  Trust II -- Series F from the beginning to the end of a calendar month.

Largest peak-to-valley draw-
down: (16.41)% November 2001 to April 2002 "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value of World Monitor Trust II -- Series F due to losses sustained during a period in which the initial month-end Net Asset Value of World Monitor Trust II -- Series F is not equaled or exceeded by a subsequent month-end Net Asset Value of World Monitor Trust II -- Series F.

                                  "Rate of Return" is calculated daily by
                                  dividing net performance by beginning equity. The daily returns are then compounded to arrive at the rate of return for the month, which is in turn compounded to arrive at the rate of return for the year to date.

        Past Performance Is Not Necessarily Indicative Of Future Results

     As of November 30, 2002 gross sales of, and exchanges into, Series F limited interests since Series F interests were first offered were $19,315,151, and $30,684,849 worth of limited interests remain available for sale pursuant to the prospectus. The managing owner has contributed $209,452 for its interests. Redemptions of Series F limited interests from March 1, 2000 (commencement of operations) through November 30, 2002 were $5,351,428. As of November 30, 2002, Series F reported a net asset value of $114.92, an increase of 14.92% from the initial net asset value of $100.00. As previously discussed on page 6, CISDM Fund/Pool Qualified Universe Index return, as tracked by MAR, for the March 2000 through November 2002 period was 26.31%.

Management's Discussion And Analysis Of Financial Condition And Results Of Operations -- Series F

     Please turn to page 39 of the prospectus for Management's Discussion And Analysis Of Financial Condition And Results Of Operations for Series F for the period from March 1, 2000, the commencement of operations, through December 31, 2001.

     Series F filed quarterly reports on Form 10-Q with the Securities and Exchange Commission (the "SEC") for the quarterly periods ended March 29, 2002, June 28, 2002, and September 27, 2002 on May 10, 2002, August 12,
2002, and November 12, 2002 respectively. Each of these quarterly reports contained a "Management's Discussion And Analysis Of Financial Condition And Results Of Operations" section for the applicable period. Each quarterly report can be viewed on the SEC's internet website, located on the internet at www.sec.gov, by following the instructions to retrieve documents from the EDGAR Archives section of the EDGAR database. Enter the number 0001090702 as the search keywords in the searchable index, and then click on the desired quarterly report. If you do not have access to the internet, or prefer not to retrieve a specific filing off of the internet, a copy of each quarterly report can be requested from the SEC by calling the SEC's Public Reference Office at 202-942-8090.

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

                                   SERIES D
     Bridgewater Associates is allocated 100% of the Series D Assets.

Bridgewater Associates' Trading Strategy

     Allocation Among Markets Traded By Bridgewater Associates

     The following updates and replaces the information found on page 45 of the Prospectus.

     Set forth below is a bar graph showing the market sectors that are traded by Bridgewater Associates as of September 30, 2002. As of that date, investor funds are exposed to these sectors in approximately the percentage allocations stated; however, these percentage allocations are subject to change at Bridgewater Associates' discretion. Actual allocations change as market conditions and trading opportunities change, and it is likely that the targeted risk allocations may vary for Series D during future periods, although the focus will remain on the currency and financial instruments markets.

              Market Sector     Percentage
              Interest Rates        50%
              Currencies            40
              Stock Indices          8
              Metals                 2
                                  -------
              Total                100%
                                  =======

                  [ Bar Graph ]

Bridgewater Associate's Past Performance For All Of Its Clients

     Capsule summaries D(1) and D(2) contain actual performance information for the periods indicated, and replace in their entirety the capsule summaries on pages 46 to 56 of the Prospectus.

Aggressive Pure Alpha Futures Only System

     The following is a capsule summary of the past performance for the Aggressive Pure Alpha Futures Only System as of September 30,
2002, the trading strategy which is used to trade Series D.

Name of commodity trading
advisor:                          Bridgewater Associates

Program:                          Aggressive Pure Alpha Futures Only System

Start Date:                       June 1, 1985 (All trading by Bridgewater
                                    Associates)
                                  August 26, 1998 (Aggressive Pure
                                    Alpha Futures Only System)

No. Accounts:                     3

Aggregate $$ In All Programs:     $ 14,788,000,000 (All Programs excluding
                                    Notional)
                                  $ 16,238,000,000 (All Programs including
                                    Notional)

$$ In This Program:               $ 18,000,000 (Aggressive Pure Alpha Futures
                                    Only System excluding Notional)
                                  $ 18,000,000 (Aggressive Pure Alpha Futures
                                    Only System including Notional)

Largest monthly draw-down:        (8.60)% August 2000
                                  "Largest monthly draw-down" means the
                                  greatest decline in month-end net asset
                                  value due to losses sustained by the
                                  program on a composite basis for any
                                  particular month or an individual account for any particular month.

Largest peak-to-valley
draw-down:                        (32.97)% August 1999 to May 2001
                                  "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed accounts:                  Profitable    =     0
                                  Unprofitable  =     0


          CAPSULE D(1) -- AGGRESSIVE PURE ALPHA FUTURES ONLY SYSTEM
                      MONTHLY/ANNUAL RATES OF RETURN*

Month         2002      2001      2000      1999      1998
Jan          (6.97)%   (2.47)%   (1.30)%    0.69%
Feb           2.28%    (3.43)     4.30      3.79
Mar           5.57%    (5.47)    (4.71)    (1.91)
Apr           2.99%     3.98     (1.44)    (0.66)
May           7.12%    (7.44)    10.06      2.13
Jun           8.70%     4.42     (1.87)     0.57
July         (6.05)%    2.26     (1.78)     0.75
Aug           3.75%     4.32     (8.27)    (1.50)    (0.56)%
Sept         (5.95)%   (2.40)    (6.00)    (1.38)     2.78
Oct                     9.07     (7.95)    (2.16)    10.18
Nov                    (0.57)     3.88     (3.03)     2.19
Dec                    (2.76)     5.17     (0.47)     5.83
YTD/Annual   10.44%    (1.76)%  (11.08)%   (3.35)%   21.77%

    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

* All annual rates of return are computed on a compounded monthly basis

                                 CAPSULE D(2)
PAST PERFORMANCE OF OTHER PROGRAMS OFFERED BY BRIDGEWATER ASSOCIATES AND ITS
          AFFILIATES THAT WILL NOT BE USED TO TRADE SERIES D ASSETS


                                                               Aggregate Dollars
                                          Date                 In All Programs            Dollars In This Program
Name of                          Date     CTA                  (in thousands)             (in thousands)              Largest
Commodity                        CTA      Began      Number    ------------------------   ------------------------    Monthly
Trading                          Began    Trading      of      (Excluding   (Including    (Excluding   (Including     Draw-
Advisor        Program*          Trading  Program   Accounts   Notional)    Notional)     Notional)    Notional)      Down(1)
-------------  ----------------- -------  -------   --------   -----------  -----------   -----------  -----------    --------------
                                                                    $           $              $            $                %

Bridgewater
Associates     Pure Alpha+       6/85     12/91        1        14,788,000   16,238,000       152,000       152,000     (6.05) 10/00

Bridgewater    Aggressive Pure
Associates     Alpha-A(3)        6/85     12/99        1        14,788,000   16,238,000        36,000       110,000     (7.11) 10/00

Bridgewater    Aggressive Pure
Associates(8)  Alpha-B(3)        6/85      7/97        0        14,788,000   16,238,000            --           --     (15.02)  8/98

Bridgewater    Constrained
Associates     Pure Alpha(3)     6/85      8/00        0        14,788,000   16,238,000            --           --      (4.74) 10/00

               Pure Alpha
Bridgewater    Futures
Associates     Only-A(3),(6)+    6/85      1/98        0        14,788,000   16,238,000            --           --      (7.96) 10/00

Bridgewater    Pure Alpha
Associates     Futures Only-B(3) 6/85      5/99        0        14,788,000   16,238,000            --           --      (5.40)  8/00

Bridgewater    Pure Alpha
Associates     Futures Only-C(3)+ 6/85     1/99        3        14,788,000   16,238,000        26,000        55,000     (5.53)  8/00


               Aggressive Pure
               Alpha Futures
Bridgewater    Only-B,
Associates     No Benchmark(3)   6/85      9/99        1        14,788,000   16,238,000        54,000        54,000     (6.82)  8/00


               Aggressive Pure
               Alpha Futures
Bridgewater    Only-C,
Associates     No Benchmark(3)+  6/85     12/99        0        14,788,000   16,238,000            --           --       (9.49) 8/00

               Aggressive Pure
               Alpha Futures
Bridgewater    Only-D,
Associates     No Benchmark(3)   6/85      6/00        0        14,788,000   16,238,000            --           --       (8.93) 8/00


               Aggressive Pure
               Alpha Futures
Bridgewater    Only-E,
Associates     No Benchmark(3)+  6/85      4/01        3        14,788,000   16,238,000         8,000        14,000     (7.07)% 1/02

               Pure Alpha
Bridgewater    Futures Only-A
Associates     Conservative(3)+  6/85      1/89        1        14,788,000   16,238,000        13,000        53,000      (1.69) 1/02

               Pure Alpha
               Futures Only,
               No Emerging
               Market Debt,
Bridgewater    No Benchmark,
Associates(8)  Constrained(3)    6/85      1/89        1        14,788,000   16,238,000         2,000        2,000      (4.18)  5/01

               Pure Alpha Bond
Bridgewater    and Currency
Associates     Only(3)+          6/85      7/97        0        14,788,000   16,238,000            --           --      (0.89) 10/00

               Pure Alpha Long
               Emerging Market
Bridgewater    Debt Only,
Associates     No Benchmark(3)   6/85      2/00        2        14,788,000   16,238,000       285,000     285,000       (5.32) 10/00




Name of
Commodity                         Largest Peak-          Closed Accounts
Trading                           to-Valley              ------------------------
Advisor        Program*           Draw-Down(2)           Profitable  Unprofitable
-------------  -----------------  --------------------   ----------  ------------
                                          %

Bridgewater
Associates     Pure Alpha+        (14.10)  7/00-10/00          4           0

Bridgewater    Aggressive Pure
Associates     Alpha-A(3)         (19.28)   7/00-5/01          0           0


Bridgewater    Aggressive Pure
Associates(8)  Alpha-B(3)         (29.86)   7/00-5/01          1           0


Bridgewater    Constrained
Associates     Pure Alpha(3)       (7.70)  8/00-10/00          0           1

               Pure Alpha
Bridgewater    Futures
Associates     Only-A(3),(6)+     (23.52)   8/99-3/01          4           6

Bridgewater    Pure Alpha
Associates     Futures Only-B(3)  (16.32)  8/99-10/00          0           2

Bridgewater    Pure Alpha
Associates     Futures Only-C(3)+ (16.46)   6/00-5/01          2           7

               Aggressive Pure
               Alpha Futures
Bridgewater    Only-B,
Associates     No Benchmark(3)    (19.47)   6/00-5/01          0           0


               Aggressive Pure
               Alpha Futures
Bridgewater    Only-C,
Associates     No Benchmark(3)+   (28.49)   6/00-3/01          0           3

               Aggressive Pure
               Alpha Futures
Bridgewater    Only-D,
Associates     No Benchmark(3)    (24.70)   6/00-10/00         0           2


               Aggressive Pure
               Alpha Futures
Bridgewater    Only-E,
Associates     No Benchmark(3)+   (10.39)%  11/01-1/02         0           0

               Pure Alpha
Bridgewater    Futures Only-A
Associates     Conservative(3)+    (6.09)   6/00-5/01          5           0

               Pure Alpha
               Futures Only,
               No Emerging
               Market Debt,
Bridgewater    No Benchmark,
Associates(8)  Constrained(3)        (10.46)                   1           0
                                    6/00-5/01

               Pure Alpha Bond
Bridgewater    and Currency
Associates     Only(3)+              (2.42)                    2           0
                                    8/00-10/00

               Pure Alpha Long
               Emerging Market
Bridgewater    Debt Only,
Associates     No Benchmark(3)      (13.33)                    0           0
                                    7/00-10/00



                                            ANNUAL RATES OF RETURN**
Name of                           ----------------------------------------------------
Commodity                           2002
Trading                           (through
Advisor        Program*             9/30)     2001     2000     1999     1998     1997
-------------  -----------------  -------- -------- -------- -------- -------- --------
                                     %         %        %        %        %        %
                                                       (4)
Bridgewater
Associates     Pure Alpha+         7.68      5.79     0.04     5.64    26.74    15.07
                                   9 mos
Bridgewater    Aggressive Pure
Associates     Alpha-A(3)          9.87      5.55    (4.47)    0.05       --       --
                                   9 mos                       1 mo

Bridgewater    Aggressive Pure
Associates(8)  Alpha-B(3)            --     (2.42)  (11.64)    2.16    66.67    14.58
                                                                                6 mos

Bridgewater    Constrained
Associates     Pure Alpha(3)         --     (4.69)     2.61      --       --       --
                                             4 mos    5 mos
               Pure Alpha
Bridgewater    Futures
Associates     Only-A(3),(6)+     13.30     (3.72)   (9.80)   (2.51)   19.71       --
                                   8 mos
Bridgewater    Pure Alpha
Associates     Futures Only-B(3)     --     (4.00)   (6.96)   (1.79)      --       --
                                             2 mos             8 mos
Bridgewater    Pure Alpha
Associates     Futures Only-C(3)+  9.57      0.50    (3.40)    0.84       --       --
                                   9 mos

               Aggressive Pure
               Alpha Futures
Bridgewater    Only-B,
Associates     No Benchmark(3)    10.75      2.67    (3.71)   (1.46)      --       --
                                   9 mos                       4 mos
               Aggressive Pure
               Alpha Futures
Bridgewater    Only-C,
Associates     No Benchmark(3)+      --    (10.92)  (14.01)    0.44       --       --
                                            4 mos              1 mo
               Aggressive Pure
               Alpha Futures
Bridgewater    Only-D,
Associates     No Benchmark(3)       --     (6.84)  (17.36)      --       --       --
                                            2 mos    7 mos

               Aggressive Pure
               Alpha Futures
Bridgewater    Only-E,
Associates     No Benchmark(3)+    11.38     11.77      --       --       --       --
                                   9 mos     9 mos

               Pure Alpha
Bridgewater    Futures Only-A
Associates     Conservative(3)+     2.47      2.53    4.57     5.15     8.80     5.41
                                   9 mos

               Pure Alpha
               Futures Only,
               No Emerging
               Market Debt,
Bridgewater    No Benchmark,
Associates(8)  Constrained(3)       6.19    7.61      0.84     4.25    19.04    10.99
                                    9 mos

               Pure Alpha Bond
Bridgewater    and Currency
Associates     Only(3)+              --    (1.43)     4.57     3.48     9.04     1.94
                                           4 mos                                 6 mos

               Pure Alpha Long
               Emerging Market
Bridgewater    Debt Only,
Associates     No Benchmark(3)     10.35    7.00     (0.93)     --       --       --
                                    9 mos            11 mos




                                                               Aggregate Dollars
                                          Date                 In All  Programs           Dollars In This Program
Name of                          Date     CTA                  (in thousands)             (in thousands)              Largest
Commodity                        CTA      Began      Number    ------------------------   ------------------------    Monthly
Trading                          Began    Trading      of      (Excluding   (Including    (Excluding   (Including     Draw-
Advisor        Program*          Trading  Program   Accounts   Notional)    Notional)     Notional)    Notional)      Down(1)
-------------  ----------------- -------  -------   --------   -----------  -----------   -----------  -----------    --------------
                                                               $            $              $            $                %

               Pure Alpha,
               Long Emerging
               Market Debt Only,
               with Lehman G-4
Bridgewater    ex-collateral
Associates     Benchmark(3)      6/85      7/01        1       14,788,000   16,238,000     62,000      62,000          (3.66)
                                                                                                                       1/02

               Pure Alpha,
               Long Emerging
               Market Debt Only
Bridgewater    with a Canadian
Associates     Bond Benchmark(3) 6/85     11/99         1      14,788,000   16,238,000     29,000      29,000          (5.77)
                                                                                                                       10/00
               Pure Alpha, Long
               Emerging Market
               Debt Only, with
Bridgewater    a Passive U.S.
Associates     Bond Benchmark(3) 6/85      2/00         0      14,788,000   16,238,000         --          --         (11.49)
                                                                                                                       11/01

               Pure Alpha, Long
               Emerging Market
               Debt Only, with
Bridgewater    Customized UK
Associates     Bond Benchmark(3) 6/85      5/00         1      14,788,000   16,238,000     68,000      68,000         (11.47)
                                                                                                                       12/01

               Pure Alpha, Long
               Emerging Market
               Debt Only,
               Institutional
               Account with
               Global Bond and
Bridgewater    Equity Benchmark,
Associates     Aggressive(3)     6/85      3/94        1       14,788,000    16,238,000    350,000      350,000       (10.40)
                                                                                                                        9/02


               Pure Alpha, Long
               Emerging Market
               Debt Only with No
Bridgewater    Benchmark-A,
Associates     Conservative(3)   6/85      4/01        1       14,788,000    16,238,000    106,000      106,000        (3.72)
                                                                                                                        5/01

               Pure Alpha, Long
               Emerging Market
               Debt Only with No
Bridgewater    Benchmark-B, Very
Associates     Conservative(3)  6/85       4/01        3       14,788,000    16,238,000    465,000      465,000        (1.46)
                                                                                                                        1/02


               Pure Alpha, Long
               Emerging Market
               Debt Only with
               Lehman Aggregate
Bridgewater    Benchmark,
Associates     Conservative(3)  6/85       4/01        1       14,788,000    16,238,000    368,000      368,000        (1.41)
                                                                                                                        5/01

               Pure Alpha with
               Lehman Aggregate
Bridewater     Benchmark, Very
Associates     Conservative     6/85       8/02        1       14,788,000    16,238,000     53,000       53,000           --


               Pure Alpha, No
               Emerging Market
Bridgewater    Debt, No
Associates     Benchmark(3)     6/85       4/01        0       14,788,000    16,238,000         --           --        (5.18)
                                                                                                                        1/02


Name of
Commodity                         Largest Peak-          Closed Accounts
Trading                           to-Valley              ------------------------
Advisor        Program*           Draw-Down(2)           Profitable  Unprofitable
-------------  -----------------  --------------------   ----------  ------------
                                          %


               Pure Alpha,
               Long Emerging
               Market Debt Only,
               with Lehman G-4
Bridgewater    ex-collateral
Associates     Benchmark(3)          (8.01)                0             0
                                  11/01-1/02

               Pure Alpha,
               Long Emerging
               Market Debt Only
Bridgewater    with a Canadian
Associates     Bond Benchmark(3)     (14.25)               0             0
                                   7/00-10/00

               Pure Alpha, Long
               Emerging Market
               Debt Only, with
Bridgewater    a Passive U.S.
Associates     Bond Benchmark(3)     (18.77)               1             0
                                   11/01-3/02


               Pure Alpha, Long
               Emerging Market
               Debt Only, with
Bridgewater    Customized UK
Associates     Bond Benchmark(3)      (19.91)              0             0
                                    7/00-5/01

               Pure Alpha, Long
               Emerging Market
               Debt Only,
               Institutional
               Account with
               Global Bond and
Bridgewater    Equity Benchmark,
Associates     Aggressive(3)          (37.38)              0             0
                                     7/00-9/02

               Pure Alpha, Long
               Emerging Market
               Debt Only with No
Bridgewater    Benchmark-A,
Associates     Conservative(3)       (3.72)                0             0
                                      5/01

               Pure Alpha, Long
               Emerging Market
               Debt Only with No
Bridgewater    Benchmark-B, Very
Associates     Conservative(3)       (1.69)                0             0
                                    12/01-1/02

               Pure Alpha, Long
               Emerging Market
               Debt Only with
               Lehman Aggregate
Bridgewater    Benchmark,
Associates     Conservative(3)       (3.01)                0             0
                                   11/01-1/02

               Pure Alpha with
               Lehman Aggregate
Bridewater     Benchmark, Very
Associates     Conservative              --                0             0

               Pure Alpha, No
               Emerging Market
Bridgewater    Debt, No
Associates     Benchmark(3)          (7.73)                1             0
                                    11/01-1/02


                                            ANNUAL RATES OF RETURN**
Name of                           ----------------------------------------------------
Commodity                           2002
Trading                           (through
Advisor        Program*             9/30)     2001     2000     1999     1998     1997
-------------  -----------------  -------- -------- -------- -------- -------  -------
                                      %        %        %        %        %        %
                                                       (4)

               Pure Alpha,
               Long Emerging
               Market Debt Only,
               with Lehman G-4
Bridgewater    ex-collateral
Associates     Benchmark(3)        17.16   10.90       --       --       --       --
                                    9 mos   6 mos

               Pure Alpha,
               Long Emerging
               Market Debt Only
Bridgewater    with a Canadian
Associates     Bond Benchmark(3)   13.96    8.16      0.57     (1.19)     --      --
                                    9 mos                       2 mos

               Pure Alpha, Long
               Emerging Market
               Debt Only, with
Bridgewater    a Passive U.S.
Associates     Bond Benchmark(3)   12.60    2.80      31.28       --      --      --
                                   5 mos              11 mos


               Pure Alpha, Long
               Emerging Market
               Debt Only, with
Bridgewater    Customized UK
Associates     Bond Benchmark(3)   41.73    (7.58)      0.91      --      --      --
                                   9 mos                8 mos

               Pure Alpha, Long
               Emerging Market
               Debt Only,
               Institutional
               Account with
               Global Bond and
Bridgewater    Equity Benchmark,
Associates     Aggressive(3)      (5.66)   (14.00)    (18.26)   9.52   54.74   32.43
                                   9 mos

               Pure Alpha, Long
               Emerging Market
               Debt Only with No
Bridgewater    Benchmark-A,
Associates     Conservative(3)     6.74      8.09       --       --      --       --
                                   9 mos     9 mos

               Pure Alpha, Long
               Emerging Market
               Debt Only with No
Bridgewater    Benchmark-B, Very
Associates     Conservative(3)     4.87      6.31       --       --      --       --
                                   9 mos     9 mos

               Pure Alpha, Long
               Emerging Market
               Debt Only with
               Lehman Aggregate
Bridgewater    Benchmark,
Associates     Conservative(3)    14.19       7.51       --       --      --      --
                                   9 mos     11 mos

               Pure Alpha with
               Lehman Aggregate
Bridewater     Benchmark, Very
Associates     Conservative        5.88         --       --       --      --      --
                                   2 mos
               Pure Alpha, No
               Emerging Market
Bridgewater    Debt, No
Associates     Benchmark(3)       (4.70)     6.90        --       --      --      --
                                   2 mos     9 mos



                                                               Aggregate Dollars
                                          Date                 In All  Programs           Dollars In This Program
Name of                          Date     CTA                  (in thousands)             (in thousands)              Largest
Commodity                        CTA      Began      Number    ------------------------   ------------------------    Monthly
Trading                          Began    Trading      of      (Excluding   (Including    (Excluding   (Including     Draw-
Advisor        Program*          Trading  Program   Accounts   Notional)    Notional)     Notional)    Notional)      Down(1)
-------------  ----------------- -------  -------   --------   -----------  -----------   -----------  -----------    --------------
                                                               $            $              $            $                %

               Pure Alpha, No
               Emerging Market
Bridgewater    Debt, Customized
Associates     Equity Benchmark  6/85    12/01        1        14,788,000  16,238,000       112,000      112,000    (11.58)
                                                                                                                      9/02

               Pure Alpha
               Overlay with
               Inflation Linked
Bridgewater    Bond
Associates     Benchmark         6/85     2/02        1        14,788,000  16,238,000        42,000       42,000        --


Bridgewater    Global Bond and
S.A., Inc.(8)  Currency          6/85     7/97        0        14,788,000  16,238,000            --           --     (0.76)
                                                                                                                      2/99

               Global Bond and
Bridgewater    Currency-A
Associates     (Unhedged)++      6/85     2/90        4        14,788,000  16,238,000       329,000      329,000     (3.75)
                                                                                                                      3/01

               Global Bond and
               Currency-B, No
Bridgewater    Emerging Market
Associates     Debt (Unhedged)   6/85     4/01        1        14,788,000   16,238,000      101,000      101,000     (1.24)
                                                                                                                      12/01

Bridgewater    Global Bond and
Associates     Currency (Hedged) 6/85     3/93        1        14,788,000   16,238,000      161,000      161,000     (1.57)
                                                                                                                      10/00

               Global Bond and
Bridgewater    Currency (25%
Associates     Hedged)           6/85     5/00         1       14,788,000   16,238,000      198,000      198,000     (2.77)
                                                                                                                      3/01

               Global Bond, No
               Emerging Market
Bridgewater    Debt, No FX
Associates     (Non US Hedged)   6/85     4/01         0       14,788,000   16,238,000           --           --     (1.48)
                                                                                                                      4/01

               Global Bond
               and Currency
Bridgewater    (Non-U.S.
Associates     Hedged)           6/85     7/94         2       14,788,000   16,238,000      293,000     293,000      (1.52)
                                                                                                                      8/00


               Global Bond
               and Currency,
Bridgewater    No SR (Non-
Associates     U.S. Hedged)      6/85     4/01         1        14,788,000  16,238,000      116,000     116,000      (1.16)
                                                                                                                     12/01


               Global Bond
               and Currency
Bridgewater    (Non-U.S.
Associates     Unhedged)         6/85     8/99         2        14,788,000  16,238,000      413,000     413,000      (5.09)
                                                                                                                      3/01

               Global Bond
               and Currency,
               Leveraged
               Constrained,
               No Emerging
               Market Debt
Bridgewater    (Non-U.S.
Associates     Unhedged)        6/85      4/01         1        14,788,000  16,238,000      790,000     790,000      (3.57)
                                                                                                                      12/01

               Global Bond
               and Currency
Bridgewater    (Non-U.S. 50%
Associates     Hedged)          6/85      4/99         0     14,788,000     16,238,000        --          --         (2.54)
                                                                                                                      4/00


               Global Bond and
               Currency
               (Excluding
Bridgewater    Japanese Yen,
Associates     Unhedged)          6/85      8/92        1    14,788,000     16,238,000     170,000      170,000       (3.75)
                                                                                                                        5/01



Name of
Commodity                         Largest Peak-          Closed Accounts
Trading                           to-Valley              ------------------------
Advisor        Program*           Draw-Down(2)           Profitable  Unprofitable
-------------  -----------------  --------------------   ----------  ------------
                                          %


               Pure Alpha, No
               Emerging Market
Bridgewater    Debt, Customized
Associates     Equity Benchmark     (27.61)                 0             0
                                    4/02-9/02

               Pure Alpha
               Overlay with
               Inflation Linked
Bridgewater    Bond
Associates     Benchmark                 --                  0            0


Bridgewater    Global Bond and
S.A., Inc.(8)  Currency              (0.76)                  1            0
                                      2/99

               Global Bond and
Bridgewater    Currency-A
Associates     (Unhedged)++          (8.42)                 11            3
                                  10/99-10/00

               Global Bond and
               Currency-B, No
Bridgewater    Emerging Market
Associates     Debt (Unhedged)       (3.34)                  0            0
                                   11/01-1/02

Bridgewater    Global Bond and
Associates     Currency (Hedged)     (3.95)                  0            1
                                   8/00-10/00

               Global Bond and
Bridgewater    Currency (25%
Associates     Hedged)               (6.13)                  0            0
                                   7/00-10/00

               Global Bond, No
               Emerging Market
Bridgewater    Debt, No FX
Associates     (Non US Hedged)       (2.99)                  0            0
                                   11/01-3/02

               Global Bond
               and Currency
Bridgewater    (Non-U.S.
Associates     Hedged)               (3.42)                  1            0
                                   8/00-10/00

               Global Bond
               and Currency,
Bridgewater    No SR (Non-
Associates     U.S. Hedged)          (1.74)                   0           0
                                   11/01-1/02

               Global Bond
               and Currency
Bridgewater    (Non-U.S.
Associates     Unhedged)            (14.04)                   0           2
                                   10/99-6/01

               Global Bond
               and Currency,
               Leveraged
               Constrained,
               No Emerging
               Market Debt
Bridgewater    (Non-U.S.
Associates     Unhedged)          (6.84)                       0           0
                                 11/01-1/02



               Global Bond
               and Currency
Bridgewater    (Non-U.S. 50%
Associates     Hedged)            (5.25)                       1           1
                                 7/00-10/00


               Global Bond and
               Currency
               (Excluding
Bridgewater    Japanese Yen,
Associates     Unhedged)          (14.32)                      0           0
                                 1/99-10/00




                                           ANNUAL RATES OF RETURN**
Name of                           -----------------------------------------------------
Commodity                           2002
Trading                           (through
Advisor        Program*             9/30)     2001     2000     1999     1998     1997
-------------  -----------------  -------- -------- -------- -------- -------- --------
                                  %        %        %        %        %        %
                                                       (4)

               Pure Alpha, No
               Emerging Market
Bridgewater    Debt, Customized
Associates     Equity Benchmark  (27.30)     2.05       --       --      --      --
                                   9 mos     1 mo

               Pure Alpha
               Overlay with
               Inflation Linked
Bridgewater    Bond
Associates     Benchmark          22.67       --      --        --       --       --
                                   8 mos

Bridgewater    Global Bond and
S.A., Inc.(8)  Currency              --       --      --       1.51     18.84    7.11
                                                              4 mos             6 mos

               Global Bond and
Bridgewater    Currency-A
Associates     (Unhedged)++       17.51    (0.22)     2.95    (2.72)    16.98    6.47
                                   9 mos

               Global Bond and
               Currency-B, No
Bridgewater    Emerging Market
Associates     Debt (Unhedged)    11.94     3.07       --       --       --       --
                                   9 mos    9 mos

Bridgewater    Global Bond and
Associates     Currency (Hedged)  15.88     3.38      6.33    (0.04)    16.93   13.16
                                  9 mos

               Global Bond and
Bridgewater    Currency (25%
Associates     Hedged)            17.51     0.70      4.58      --       --      --
                                   9 mos              8 mos

               Global Bond, No
               Emerging Market
Bridgewater    Debt, No FX
Associates     (Non US Hedged)     5.45     2.73      --        --        --     --
                                   8 mos    9 mos

               Global Bond
               and Currency
Bridgewater    (Non-U.S.
Associates     Hedged)             9.44     6.39      7.03     3.08     17.88   14.75
                                   9 mos

               Global Bond
               and Currency,
Bridgewater    No SR (Non-
Associates     U.S. Hedged)         8.50    2.48       --        --        --        --
                                    9 mos   9 mos

               Global Bond
               and Currency
Bridgewater    (Non-U.S.
Associates     Unhedged)           20.28   (1.21)    (2.52)   (0.29)       --        --
                                    9 mos                      5 mos

               Global Bond
               and Currency,
               Leveraged
               Constrained,
               No Emerging
               Market Debt
Bridgewater    (Non-U.S.
Associates     Unhedged)          17.86    0.41       --          --        --      --
                                   9 mos   9 mos



               Global Bond
               and Currency
Bridgewater    (Non-U.S. 50%
Associates     Hedged)               --    (2.67)     2.66    (0.88)       --      --
                                           6 mos                9 mos



               Global Bond and
               Currency
               (Excluding
Bridgewater    Japanese Yen,
Associates     Unhedged)         17.98     (0.84)     5.13      (9.64)    24.85    5.84
                                  9 mos


                                                               Aggregate Dollars
                                          Date                 In All  Programs           Dollars In This Program
Name of                          Date     CTA                  (in thousands)             (in thousands)              Largest
Commodity                        CTA      Began      Number    ------------------------   ------------------------    Monthly
Trading                          Began    Trading      of      (Excluding   (Including    (Excluding   (Including     Draw-
Advisor        Program*          Trading  Program   Accounts   Notional)    Notional)     Notional)    Notional)      Down(1)
-------------  ----------------- -------  -------   --------   -----------  -----------   -----------  -----------    --------------
                                                                    $           $              $            $                %


               Global Bond and
               Currency
               (Excluding Yen
Bridgewater    and U.S. Dollar,
Associates     Hedged)            6/85      4/00        0    14,788,000     16,238,000          --           --       (1.60)
                                                                                                                      12/01

               Global Bond and
               Currency
               (Hedged to
Bridgewater    Australian
Associates     Dollar)            6/85      5/98        0    14,788,000     16,238,000          --            --      (1.48)
                                                                                                                       6/99

               Global Bond, IG
               Emerging Market
               Debt with Lehman
               Aggregate
Bridgewater    Benchmark,
Associates     Aggressive         6/85      9/02        1    14,788,000     16,238,000      142,000      142,000         --

               Global Bond and
               Currency (50%
               Hedged to
Bridgewater    Canadian
Associates     Dollar)            6/85      3/97        1    14,788,000     16,238,000       36,000       36,000      (1.97)
                                                                                                                       1/02

               Global Bond and
               Currency
               (U.S. Lehman
Bridgewater    Aggregate
Associates     Benchmark)         6/85      1/99        1    14,788,000     16,238,000      363,000      363,000      (1.40)
                                                                                                                       2/99

               Global Bond and
Bridgewater    Currency (Euro
Associates     Hedged)            6/85      6/02        1     14,788,000    16,238,000      141,000      141,000      (0.12)
                                                                                                                       6/02

               Global Bond and
               Currency (Long
Bridgewater    Duration 50%
Associates     Hedged)            6/85     10/92        0     14,788,000    16,238,000            --          --      (2.59)
                                                                                                                       2/96

Bridgewater    Diversified
Associates     Global Bond        6/85      3/96        2     14,788,000    16,238,000       441,000     441,000      (4.03)
                                                                                                                       3/97

               Long Duration
Bridgewater    Global
Associates     Bond               6/85      8/95        0     14,788,000    16,238,000            --        --       (16.11)
                                                                                                                       2/96

Bridgewater    Global Bond
Associates     Overlay            6/85      5/95        0     14,788,000    16,238,000            --        --        (1.56)
                                                                                                                       3/97

               Global Bond with
               Custom Weighted
Bridgewater    Unhedged
Associates     Benchmark          6/85      4/01        2     14,788,000    16,238,000       998,000      998,000     (2.64)
                                                                                                                      12/01

Bridgewater    Global Bond-Bond
Associates     Alpha Only         6/85      9/02        1     14,788,000    16,238,000       670,000      670,000     (1.27)
                                                                                                                       9/02


               Global Bond with
               Custom Weighted
               Unhedged
Bridgewater    Benchmark
Associates     -FX Alpha Only     6/85      3/02        2     14,788,000    16,238,000       685,000      685,000     (1.06)
                                                                                                                       3/02

               Global Bond with
Bridgewater    50% Hedged
Associates     Benchmark          6/85      4/01        1     14,788,000    16,238,000       101,000      101,000     (2.02)
                                                                                                                      12/01

               Global Bond With
Bridgewater    65% Hedged
Associates     Benchmark          6/85      4/01        1     14,788,000    16,238,000       119,000      845,000     (2.08)
                                                                                                                      11/01




Name of
Commodity                         Largest Peak-          Closed Accounts
Trading                           to-Valley              ------------------------
Advisor        Program*           Draw-Down(2)           Profitable  Unprofitable
-------------  -----------------  --------------------   ----------  ------------
                                          %


               Global Bond and
               Currency
               (Excluding Yen
Bridgewater    and U.S. Dollar,
Associates     Hedged)             (3.09)                      1             0
                                 8/00-10/00

               Global Bond and
               Currency
               (Hedged to
Bridgewater    Australian
Associates     Dollar)             (3.24)                      1             0
                                  5/99-1/00

               Global Bond, IG
               Emerging Market
               Debt with Lehman
               Aggregate
Bridgewater    Benchmark,
Associates     Aggressive             --                       0             0

               Global Bond and
               Currency (50%
               Hedged to
Bridgewater    Canadian
Associates     Dollar)             (5.62)                      0             0
                                  1/99-1/00

               Global Bond and
               Currency
               (U.S. Lehman
Bridgewater    Aggregate
Associates     Benchmark)          (2.79)                      0             0
                                  2/99-1/00

               Global Bond and
Bridgewater    Currency (Euro
Associates     Hedged)             (0.12)                      0             0
                                    6/02

               Global Bond and
               Currency (Long
Bridgewater    Duration 50%
Associates     Hedged)             (4.85)                      1             0
                                  2/01-5/01

Bridgewater    Diversified
Associates     Global Bond         (4.03)                      0             0
                                    3/97

               Long Duration
Bridgewater    Global
Associates     Bond               (27.48)                      2             0
                                12/98-12/99

Bridgewater    Global Bond
Associates     Overlay             (2.25)                      1             0
                                  2/96-3/96

               Global Bond with
               Custom Weighted
Bridgewater    Unhedged
Associates     Benchmark           (7.42)                      2             0
                                11/01-3/02


Bridgewater    Global Bond-Bond
Associates     Alpha Only          (1.27)                      0             0
                                    9/02

               Global Bond with
               Custom Weighted
               Unhedged
Bridgewater    Benchmark
Associates     -FX Alpha Only      (1.06)                      0             0
                                    3/02

               Global Bond with
Bridgewater    50% Hedged
Associates     Benchmark           (4.81)                      0            0
                                  11/01-1/02

               Global Bond With
Bridgewater    65% Hedged
Associates     Benchmark           (5.19)                      0            0
                                  11/01-3/02


                                            ANNUAL RATES OF RETURN**
Name of                           -----------------------------------------------------
Commodity                           2002
Trading                           (through
Advisor        Program*             9/30)     2001     2000     1999     1998     1997
-------------  -----------------  -------- -------- -------- -------- -------- --------
                                  %        %        %        %        %        %
                                                      (4)


               Global Bond and
               Currency
               (Excluding Yen
Bridgewater    and U.S. Dollar,
Associates     Hedged)            1.69     4.72      5.17        --        --      --
                                  4 mos              9 mos

               Global Bond and
               Currency
               (Hedged to
Bridgewater    Australian
Associates     Dollar)              --      3.13     10.94    (1.20)    9.22      --
                                            3 mos                       8 mos

               Global Bond, IG
               Emerging Market
               Debt with Lehman
               Aggregate
Bridgewater    Benchmark,
Associates     Aggressive         0.76        --        --       --      --        --
                                  1 mos

               Global Bond and
               Currency (50%
               Hedged to
Bridgewater    Canadian
Associates     Dollar)           13.21       6.44      6.46    (4.50)    23.17   11.16
                                 9 mos                                          10 mos

               Global Bond and
               Currency
               (U.S. Lehman
Bridgewater    Aggregate
Associates     Benchmark)        11.48       7.22     11.14    (1.79)      --      --
                                  9 mos

               Global Bond and
Bridgewater    Currency (Euro
Associates     Hedged)            4.87         --        --       --       --      --
                                  4 mos

               Global Bond and
               Currency (Long
Bridgewater    Duration 50%
Associates     Hedged)              --     (4.21)      7.20    (1.73)   20.71    11.07
                                            6 mos

Bridgewater    Diversified
Associates     Global Bond       11.03      8.22      12.01   (3.48)   10.68    14.77
                                 9 mos

               Long Duration
Bridgewater    Global
Associates     Bond                 --         --      9.51   (25.39)   50.31    34.74
                                                       2 mos

Bridgewater    Global Bond
Associates     Overlay              --         --         --     --      0.52     1.12
                                                                          1 mos

               Global Bond with
               Custom Weighted
Bridgewater    Unhedged
Associates     Benchmark         15.38       4.28         --     --        --       --
                                  9 mos      9 mos

Bridgewater    Global Bond-Bond
Associates     Alpha Only        (1.27)        --         --     --        --       --
                                  1 mos


               Global Bond with
               Custom Weighted
               Unhedged
Bridgewater    Benchmark
Associates     -FX Alpha Only    21.59         --         --     --        --       --
                                  7 mos

               Global Bond with
Bridgewater    50% Hedged
Associates     Benchmark         17.89        4.75        --     --        --       --
                                  9 mos       9 mos

               Global Bond With
Bridgewater    65% Hedged
Associates     Benchmark         10.07       1.78         --     --        --      --
                                  9 mos      9 mos






                                                               Aggregate Dollars
                                          Date                 In All  Programs           Dollars In This Program
Name of                          Date     CTA                  (in thousands)             (in thousands)              Largest
Commodity                        CTA      Began      Number    ------------------------   ------------------------    Monthly
Trading                          Began    Trading      of      (Excluding   (Including    (Excluding   (Including     Draw-
Advisor        Program*          Trading  Program   Accounts   Notional)    Notional)     Notional)    Notional)      Down(1)
-------------  ----------------- -------  -------   --------   -----------  -----------   -----------  -----------    --------------
                                                                    $           $              $            $                %

               Global Bond
               Leveraged
Bridgewater    Constrained-
Associates     Unhedged           6/85      4/01        1       14,788,000    16,238,000       169,000      169,000        (3.35)
                                                                                                                           12/01

               Global Bond
               Leveraged
               Constrained-
Bridgewater    Unhedged,
Associates     Conservative       6/85      3/02        1       14,788,000    16,238,000     1,829,000    1,829,000           --

               Global Bond
               with Lehman
               Global
Bridgewater    Aggregate
Associates     Benchmark          6/85      4/01        1       14,788,000    16,238,000       192,000      192,000        (0.98)
                                                                                                                           12/01

               Global Bond
               with Lehman
Bridgewater    G-4 Index
Associates     Benchmark           6/85     4/01        1       14,788,000    16,238,000        502,000     502,000        (2.59)
                                                                                                                           12/01

               Global Bond
               Leveraged
               Constrained with
               SWGBI
Bridgewater    Unhedged
Associates     Benchmark           6/85     4/01        2       14,788,000    16,238,000       189,000      189,000        (2.85)
                                                                                                                           12/01

               Global Bond, No
               Emerging
               Market Debt,
               Leveraged
               Constrained with
               SWGBI
Bridgewater    Unhedged
Associates     Benchmark          6/85      4/01        1       14,788,000    16,238,000        120,000     120,000        (3.32)
                                                                                                                           12/01

               Global Bond
               Leveraged
               Constrained with
               Lehman Global
               Hedged
               Benchmark,
               Hedged
Bridgewater    to Australian
Associates     Dollar            6/85     4/02          1       14,788,000   16,238,000          95,000      95,000           --

Bridgewater    Inflation Indexed
Associates     Bonds             6/85     1/97          2       14,788,000   16,238,000         186,000     186,000        (5.13)
                                                                                                                           11/01

               Inflation Indexed
Bridgewater    Bond-Leverage-
Associates     Constrained       6/85     4/01          1       14,788,000   16,238,000          73,000      73,000        (1.64)
                                                                                                                           12/01

               Inflation Indexed
Bridgewater    Bond-Currency
Associates     Constrained       6/85     6/00          1       14,788,000   16,238,000          86,000      86,000        (5.10)
                                                                                                                           11/01


               Inflation Indexed
               Bond-Barclays
               IL Benchmark-
Bridgewater    Currency
Associates     Constrained       6/85     4/01          0       14,788,000   16,238,000              --          --        (2.58)
                                                                                                                           11/01
               Inflation Indexed
               Bond-Barclays
               IL Benchmark-
               Currency
Bridgewater    Constrained,
Associates     Very Conservative 6/85     3/02          1       14,788,000   16,238,000         197,000     197,000        (0.64)
                                                                                                                            3/02





Name of
Commodity                         Largest Peak-          Closed Accounts
Trading                           to-Valley              ------------------------
Advisor        Program*           Draw-Down(2)           Profitable  Unprofitable
-------------  -----------------  --------------------   ----------  ------------
                                          %


               Global Bond
               Leveraged
Bridgewater    Constrained-
Associates     Unhedged                (7.21)                1            0
                                     11/01-1/02

               Global Bond
               Leveraged
               Constrained-
Bridgewater    Unhedged,
Associates     Conservative               --                  0            0

               Global Bond
               with Lehman
               Global
Bridgewater    Aggregate
Associates     Benchmark               (1.90)                 0            0
                                     11/01-1/02

               Global Bond
               with Lehman
Bridgewater    G-4 Index
Associates     Benchmark               (5.40)                 0            0
                                     11/01-1/02

               Global Bond
               Leveraged
               Constrained with
               SWGBI
Bridgewater    Unhedged
Associates     Benchmark               (5.88)                 0            0
                                     11/01-1/02

               Global Bond, No
               Emerging
               Market Debt,
               Leveraged
               Constrained with
               SWGBI
Bridgewater    Unhedged
Associates     Benchmark               (7.69)                 0            0
                                     11/01-1/02

               Global Bond
               Leveraged
               Constrained with
               Lehman Global
               Hedged
               Benchmark,
               Hedged
Bridgewater    to Australian
Associates     Dollar                     --                  0            0

Bridgewater    Inflation Indexed
Associates     Bonds                   (7.95)                 2            0
                                     11/01-12/01

               Inflation Indexed
Bridgewater    Bond-Leverage-
Associates     Constrained             (3.12)                 0            0
                                     11/01-12/01

               Inflation Indexed
Bridgewater    Bond-Currency
Associates     Constrained             (7.45)                 0            0
                                     11/01-12/01

               Inflation Indexed
               Bond-Barclays
               IL Benchmark-
Bridgewater    Currency
Associates     Constrained             (3.74)                 1            0
                                     11/01-12/01

               Inflation Indexed
               Bond-Barclays
               IL Benchmark-
               Currency
Bridgewater    Constrained,
Associates     Very Conservative       (0.64)                 0            0
                                        3/02





                                                ANNUAL RATES OF RETURN**
Name of                           ----------------------------------------------------
Commodity                           2002
Trading                           (through
Advisor        Program*             9/30)     2001     2000     1999     1998     1997
-------------  -----------------  -------- -------- -------- -------- -------- --------
                                  %        %        %        %        %        %
                                                       (4)


               Global Bond
               Leveraged
Bridgewater    Constrained-
Associates     Unhedged             19.71    2.45        --       --       --      --
                                    9 mos    9 mos

               Global Bond
               Leveraged
               Constrained-
Bridgewater    Unhedged,
Associates     Conservative         16.85      --         --      --       --       --
                                    7 mos

               Global Bond
               with Lehman
               Global
Bridgewater    Aggregate
Associates     Benchmark             9.27    3.81        --       --       --      --
                                    9 mos   9 mos

               Global Bond
               with Lehman
Bridgewater    G-4 Index
Associates     Benchmark            13.78    3.04        --       --       --      --
                                     9 mos   9 mos

               Global Bond
               Leveraged
               Constrained with
               SWGBI
Bridgewater    Unhedged
Associates     Benchmark            15.11   (1.16)       --       --       --      --
                                     9 mos   9 mos

               Global Bond, No
               Emerging
               Market Debt,
               Leveraged
               Constrained with
               SWGBI
Bridgewater    Unhedged
Associates     Benchmark            16.77    2.28        --       --       --      --
                                    9 mos    9 mos

               Global Bond
               Leveraged
               Constrained with
               Lehman Global
               Hedged
               Benchmark,
               Hedged
Bridgewater    to Australian
Associates     Dollar              8.36         --       --      --        --      --
                                   6 mos

Bridgewater    Inflation Indexed
Associates     Bonds              32.84       3.53       --      --      8.80    8.25
                                   9 mos      9 mos                     11 mos

               Inflation Indexed
Bridgewater    Bond-Leverage-
Associates     Constrained        11.85       2.30       --      --        --      --
                                   9 mos      9 mos

               Inflation Indexed
Bridgewater    Bond-Currency
Associates     Constrained        36.21      13.85    10.46      --        --      --
                                   9 mos               7 mos

               Inflation Indexed
               Bond-Barclays
               IL Benchmark-
Bridgewater    Currency
Associates     Constrained         8.16       2.89       --      --        --      --
                                   7 mos      9 mos

               Inflation Indexed
               Bond-Barclays
               IL Benchmark-
               Currency
Bridgewater    Constrained,
Associates     Very Conservative  12.81         --       --      --        --     --
                                   7 mos




                                                               Aggregate Dollars
                                          Date                 In All  Programs           Dollars In This Program
Name of                          Date     CTA                  (in thousands)             (in thousands)              Largest
Commodity                        CTA      Began      Number    ------------------------   ------------------------    Monthly
Trading                          Began    Trading      of      (Excluding   (Including    (Excluding   (Including     Draw-
Advisor        Program*          Trading  Program   Accounts   Notional)    Notional)     Notional)    Notional)      Down(1)
-------------  ----------------- -------  -------   --------   -----------  -----------   -----------  -----------    --------------
                                                                    $           $              $            $                %
               Inflation Linked
               Bonds-Normal
Bridgewater    100% Hedged to
Associates     Swiss Franc       6/85    10/00          1       14,788,000   16,238,000          70,000      70,000       (1.53)
                                                                                                                          12/01


               Inflation Indexed
Bridgewater    Bonds-
Associates     Leveraged         6/85     4/94         0        14,788,000   16,238,000            --           --        (7.15)
                                                                                                                           2/96


               Inflation Indexed
               Bond (#3) with
               Customized
               Barclays
Bridgewater    Inflation Linked
Associates     Bond Index        6/85     6/00         0        14,788,000   16,238,000            --           --        (0.64)
                                                                                                                           3/01


               Inflation Indexed
               Bonds-
               Aggressive
Bridgewater    Futures
Associates     Constrained       6/85     4/01         1        14,788,000   16,238,000         346,000      346,000      (1.62)
                                                                                                                          12/01


               Inflation Indexed
               Bonds-
               Aggressive
Bridgewater    Currency
Associates     Constrained       6/85     3/01         1        14,788,000   16,238,000         137,000      137,000      (5.48)
                                                                                                                          11/01


               Inflation Indexed
               Bonds and
Bridgewater    Nominal Bonds-
Associates     Unleveraged A     6/85     8/97         3        14,788,000   16,238,000         269,000      269,000      (2.75)
                                                                                                                           4/99

              Inflation Indexed
              Bonds and
Bridgewater   Nominal Bonds-
Associates    Unleveraged B        6/85    4/01        1        14,788,000   16,238,000         108,000      108,000      (1.42)
                                                                                                                          12/01

              Inflation Indexed
              Bond and
Bridgewater   Nominal Bonds-
Associates    Unleveraged C        6/85    4/01       1         14,788,000   16,238,000          60,000       60,000      (2.53)
                                                                                                                           4/01

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged D  6/85    4/01       1         14,788,000   16,238,000          41,000       41,000      (2.52)
                                                                                                                           4/01

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged E  6/85    4/01       1         14,788,000   16,238,000          89,000       89,000     (1.23)
                                                                                                                         12/01


              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged F  6/85    4/01       1         14,788,000   16,238,000           63,000      63,000     (1.47)
                                                                                                                         11/01

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged G  6/85    4/01       1         14,788,000   16,238,000          111,000      111,000    (1.21)
                                                                                                                          4/01

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged H  6/85    4/01       1         14,788,000   16,238,000          119,000      119,000    (2.39)
                                                                                                                          4/01



Name of
Commodity                         Largest Peak-          Closed Accounts
Trading                           to-Valley              ------------------------
Advisor        Program*           Draw-Down(2)           Profitable  Unprofitable
-------------  -----------------  --------------------   ----------  ------------
                                          %


               Inflation Linked
               Bonds-Normal
Bridgewater    100% Hedged to
Associates     Swiss Franc             (2.64)                 0            0
                                     11/01-1/02

               Inflation Indexed
Bridgewater    Bonds-
Associates     Leveraged               (9.25)                 2            0
                                      1/96-2/96

               Inflation Indexed
               Bond (#3) with
               Customized
               Barclays
Bridgewater    Inflation Linked
Associates     Bond Index              (0.64)                 2            0
                                        3/01

               Inflation Indexed
               Bonds-
               Aggressive
Bridgewater    Futures
Associates     Constrained             (3.14)                 0            0
                                     11/01-1/02

               Inflation Indexed
               Bonds-
               Aggressive
Bridgewater    Currency
Associates     Constrained             (7.76)                 0            0
                                     11/01-12/01

               Inflation Indexed
               Bonds and
Bridgewater    Nominal Bonds-
Associates     Unleveraged A           (8.44)                11            0
                                      1/99-6/99

              Inflation Indexed
              Bonds and
Bridgewater   Nominal Bonds-
Associates    Unleveraged B             (2.79)               0             0
                                     11/01-1/02

              Inflation Indexed
              Bond and
Bridgewater   Nominal Bonds-
Associates    Unleveraged C             (3.03)               0             0
                                      4/01-5/01

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged D       (3.78)               0             0
                                      4/01-5/01

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged E       (2.47)               0             0
                                     11/01-1/02

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged F       (3.05)               0             0
                                     11/01-1/02

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged G      (2.63)                0             0
                                     11/01-1/02

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged H      (4.38)                0             0
                                    11/01-3/02





                                                ANNUAL RATES OF RETURN**

Name of                           -----------------------------------------------------
Commodity                           2002
Trading                           (through
Advisor        Program*             9/30)     2001     2000     1999     1998     1997
-------------  -----------------  -------- -------- -------- -------- -------- --------
                                  %        %        %        %        %        %
                                                       (4)

               Inflation Linked
               Bonds-Normal
Bridgewater    100% Hedged to
Associates     Swiss Franc         10.63       0.28     3.09      --        --      --
                                    9 mos               3 mos

               Inflation Indexed
Bridgewater    Bonds-
Associates     Leveraged             --        --        --      --     3.99    11.84
                                                                        3 mos

               Inflation Indexed
               Bond (#3) with
               Customized
               Barclays
Bridgewater    Inflation Linked
Associates     Bond Index            --       2.33     6.76       --       --       --
                                              3 mos    7 mos

               Inflation Indexed
               Bonds-
               Aggressive
Bridgewater    Futures
Associates     Constrained         12.23      2.87       --       --       --       --
                                    9 mos     9 mos

               Inflation Indexed
               Bonds-
               Aggressive
Bridgewater    Currency
Associates     Constrained         32.27      3.49       --       --       --       --
                                    9 mos     10 mos

               Inflation Indexed
               Bonds and
Bridgewater    Nominal Bonds-
Associates     Unleveraged A       11.21      5.09    11.76    (2.30)   14.36     9.23
                                    9 mos                                         5 mos

              Inflation Indexed
              Bonds and
Bridgewater   Nominal Bonds-
Associates    Unleveraged B       10.84      1.51       --       --       --       --
                                   9 mos     9 mos

              Inflation Indexed
              Bond and
Bridgewater   Nominal Bonds-
Associates    Unleveraged C        11.09     1.84       --       --       --       --
                                    9 mos    9 mos

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged D  10.11     (0.19)      --       --       --       --
                                    9 mos     9 mos

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged E  10.36      2.77       --       --       --       --
                                    9 mos     9 mos

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged F  10.94      2.10       --       --       --       --
                                    9 mos     9 mos

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged G  10.56      2.21       --       --       --       --
                                    9 mos     9 mos

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged H   9.70      0.52       --       --       --       --
                                    9 mos     9 mos





                                                               Aggregate Dollars
                                          Date                 In All  Programs           Dollars In This Program
Name of                          Date     CTA                  (in thousands)             (in thousands)              Largest
Commodity                        CTA      Began      Number    ------------------------   ------------------------    Monthly
Trading                          Began    Trading      of      (Excluding   (Including    (Excluding   (Including     Draw-
Advisor        Program*          Trading  Program   Accounts   Notional)    Notional)     Notional)    Notional)      Down(1)
-------------  ----------------- -------  -------   --------   -----------  -----------   -----------  -----------    --------------
                                                                $           $              $            $                %

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged I  6/85    4/01       1         14,788,000   16,238,000     24,000       24,000        (2.13)
                                                                                                                        4/01

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged J  6/85    4/01       1         14,788,000   16,238,000     97,000       97,000        (1.22)
                                                                                                                        4/01

Bridgewater
Associates    Index Overlay(7)     6/85    7/98       1         14,788,000   16,238,000     20,000       93,000       (15.03)
                                                                                                                        8/98

Bridgewater   Global Tactical
Associates    Asset Allocation     6/85    5/99       1         14,788,000   16,238,000      6,000      106,000        (0.45)
                                                                                                                        9/02

Bridgewater
Associates     Passive U.S. Bond  6/85     2/00       2         14,788,000   16,238,000     512,000     512,000       (10.13)
                                                                                                                       11/01

Bridgewater    Long-Term
Associates     Emerging Markets   6/85     5/96       4         14,788,000   16,238,000     381,000     381,000       (25.55)
                                                                                                                       8/98

Bridgewater    Short-Term
Associates     Emerging Markets   6/85     4/97        0        14,788,000   16,238,000        --          --          (4.30)
                                                                                                                        8/97

               Passive
Bridgewater    International
Associates(8)  Bonds              6/85    11/99        0        14,788,000   16,238,000         --          --         (4.33)
                                                                                                                        4/00
               Global Bond and
               Currency no
               Emerging Market
               Debt (non US
Bridgewater    unhedged Custom
Associates     Benchman)          6/85     2/98        1        14,788,000   16,238,000     106,000      506,000       (3.53)
                                                                                                                        3/01
Bridgewater    Passive UK
Associates     Fixed Income       6/85     1/02        1        14,788,000   16,238,000      76,000       76,000       (7.19)
                                                                                                                        3/02




Name of
Commodity                         Largest Peak-          Closed Accounts
Trading                           to-Valley              ------------------------
Advisor        Program*           Draw-Down(2)           Profitable  Unprofitable
-------------  -----------------  --------------------   ----------  ------------
                                          %


              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged I     (2.76)                 0            0
                                     4/01-5/01

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged J     (2.39)                 1            0
                                    11/01-1/02

Bridgewater
Associates    Index Overlay(7)       (57.41)                 0            0
                                     3/00-9/02

Bridgewater   Global Tactical
Associates    Asset Allocation        (0.99)                 0            0
                                    11/01-9/02

Bridgewater
Associates     Passive U.S. Bond      (18.37)                0            0
                                     11/01-3/02

Bridgewater    Long-Term
Associates     Emerging Markets       (28.49)                0            0
                                      5/98-8/98


Bridgewater    Short-Term
Associates     Emerging Markets        (17.58)               0            1
                                      7/97-1/98

               Passive
Bridgewater    International
Associates(8)  Bonds                  (13.40)
                                    11/99-10/00              0            1

               Global Bond and
               Currency no
               Emerging Market
               Debt (non US
Bridgewater    unhedged Custom
Associates     Benchman)               (7.28)                0            0
                                      8/00-6/01

Bridgewater    Passive UK
Associates     Fixed Income            (8.70)                0            0
                                      2/02-3/02





                                          ANNUAL RATES OF RETURN**
Name of                           -------------------------------------------
Commodity                           2002
Trading                           (through
Advisor        Program*             9/30)    2001     2000     1999     1998     1997
-------------  -----------------  -------- -------- -------- -------- -------- --------
                                  %        %        %        %        %        %
                                                      (4)

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged I   6.52      1.06       --       --       --       --
                                    9 mos     9 mos

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged J   9.29      2.42       --       --       --       --
                                    9 mos     9 mos

Bridgewater
Associates    Index Overlay(7)    (29.62)   (25.83)  (15.53)   16.37    (5.96)      --
                                    9 mos                                6 mos

Bridgewater   Global Tactical
Associates    Asset Allocation     (0.76)     0.28     0.75    (0.64)      --       --
                                    9 mos                       8 mos

Bridgewater
Associates     Passive U.S. Bond   36.30      1.92    34.35       --      --       --
                                    9 mos            11 mos

Bridgewater    Long-Term
Associates     Emerging Markets    (0.53)    17.26    16.46     18.62   (0.13)  17.41
                                    9 mos


Bridgewater    Short-Term
Associates     Emerging Markets       --       --       --       --      4.61  (11.55)
                                                                         7 mos   9 mos

               Passive
Bridgewater    International
Associates(8)  Bonds                  --     (0.61)   (6.89)    (2.18)    --       --
                                             2 mos               2 mos

               Global Bond and
               Currency no
               Emerging Market
               Debt (non US
Bridgewater    unhedged Custom
Associates     Benchman)            15.13    (3.31)     2.35     (0.51)   6.61     --
                                    9 mos                                11 mos

Bridgewater    Passive UK
Associates     Fixed Income         23.02       --        --        --      --     --
                                    9 mos


-------------------
* Certain accounts that were previously consolidated for performance reporting have been separated into separate rows. Therefore, certain information in this chart does not correspond to information in the chart in the prospectus.
** The CFTC accepts three different methods of showing the composite rate of return achieved by accounts, some of which are traded at different degrees of leverage. These methods are: the fully funded subset method, the time-weighted method and the only accounts traded method. Although each method uses a different approach, all methods are intended to produce substantially the same rate of return. All annual rates of return are computed on a compounded monthly basis. Rates of return are calculated by dividing net performance by nominal account size of the account.
1. "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by the program on a composite basis for any particular month or any particular account for any particular month.
2. "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
3. Each of these programs represents a variation of Bridgewater Associates' Pure Alpha Strategy. There are three principal differences among these accounts: (a) the amount of leverage used to trade the account, (b) the nature of the products traded, e.g., emerging market bonds, 10 year bonds, currency only, etc. and (c) the manner in which cash in the account is invested, T-bills or stock indices. Certain programs were offered by both Bridgewater Associates and its affiliate Bridgewater Associates, S.A. (see note 8)
4. For period January 1994 to April 1998, there were no fully funded accounts, therefore, rates of return are based on the subset at nominal account size.
5. This is a program that had been offered to retain accounts that is no longer being offered. It was not based on the Pure Alpha Strategy.
6. Rates of return are calculated by dividing net performance by beginning equity.
7.     This is a passive equity strategy that is not based on the Pure Alpha
       Strategy.
8. On November 2000 Bridgewater S.A., Inc. merged into its affiliate Bridgewater Associates. This program was previously offered by Bridgewater S.A., Inc.
+ See next page for rate of return information of this program at various funding levels.
++ See next page for rate of return information of this program at various funding levels.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULT

     The programs listed in Capsule D(2) and noted with + and ++ are based on the Fully Funded Subset method for computing the rate of return. The monthly rates of return for accounts excluded from the Fully Funded Subset, that is those which are partially funded, will often be different from the rate of return for the Fully Funded Subset. Accounts not included in the Fully Funded Subset for any particular period may include: accounts opened or closed during the period; accounts which have material additions or withdrawals during the period; and the accounts which are being phased into the program and, consequently, do not have a complete set of positions that the other accounts in the program have. The rates of return for these excluded accounts may be significantly higher or lower than the rate of return for the Fully Funded Subset. The following charts are provided so that you can determine the rate of return which was received at different funding levels. These charts do not apply to Series D and the Aggressive Pure Alpha Futures System.

     Programs noted with +

 ACTUAL RATE     RATES OF RETURN BASED ON VARIOUS FUNDING LEVELS (3)
OF RETURN (1)

    20.00%         26.67%         40.00%         80.00%
    15.00          20.00          30.00          60.00
    10.00          13.33          20.00          40.00
     5.00           6.67          10.00          20.00
     3.00           4.00           6.00          12.00
     1.00           1.33           2.00           4.00
    (1.00)         (1.33)         (2.00)         (4.00)
    (3.00)         (4.00)         (6.00)        (12.00)
    (5.00)         (6.67)        (10.00)        (20.00)
   (10.00)        (13.33)        (20.00)        (40.00)
   100.00%         75.00%         50.00%         25.00%
                           LEVEL OF FUNDING (2)

     Programs noted with ++
ACTUAL RATE      RATES OF RETURN BASED ON VARIOUS FUNDING LEVELS (3)
OF RETURN (1)

     45.00%        60.00%         90.00%        180.00%
     30.00         40.00          60.00         120.00
     15.00         20.00          30.00          60.00
     10.00         13.33          20.00          40.00
      5.00          6.67          10.00          20.00
      3.00          4.00           6.00          12.00
      1.00          1.33           2.00           4.00
     (3.00)        (4.00)         (6.00)        (12.00)
     (5.00)        (6.67)        (10.00)        (20.00)
    (10.00)       (13.33)        (20.00)        (40.00)
    100.00%        75.00%         50.00%         25.00%
                           LEVEL OF FUNDING (2)

Footnotes to Rate Conversion Charts:
(1) This column represents the range of actual rates of return for fully-funded accounts reflected in the accompanying performance table.
(2) This represents the percentage of actual funds divided by the fully-funded trading level.
(3) This represents the rate of return experienced by a customer at various levels of funding traded by the trading advisor.
        The rates of return for accounts that are not fully-funded are inversely proportional to the actual rates of return based on the percentage level of funding.

                                   SERIES E

     Graham Capital is allocated 100% of the Series E assets.

Graham Capital's Trading Strategy

     Allocation Among Markets Traded By Graham Capital

     The following updates and replaces the information found on page 61 of the Prospectus.

     Set forth below is a bar graph showing the market sectors that are traded by Graham Capital pursuant to its Global Diversified Program as of September 30, 2002. As of that date, investor funds are exposed to these sectors in approximately the percentage allocations stated; however, these percentage allocations are subject to change at Graham Capital's discretion. Actual allocations change as market conditions and trading opportunities change, and it is likely that the targeted risk allocations may vary for Series E during future periods, although the focus will remain on a diversified portfolio:

            Market Sector               Percentage
            -------------               ----------
            Currencies                      25%
            Interest Rates                  25
            Stock Indices                   17
            Agricultural Products/Softs     16
            Energy Products                 10
            Metals                           7
                                         -------
            Total                          100%
                                         =======

                       [ BAR GRAPH ]

Graham Capital's Past Performance For All Of Its Clients

     Capsule summaries E(1), E(2) and E(3) contain actual performance information for the periods indicated, and replace in their entirety the capsule summaries on pages 62 to 66 of the Prospectus.

Global Diversified Program

     The following is a capsule summary of the past performance for Graham Capital's Global Diversified Program as of September 30, 2002, the trading strategy which currently is used to trade Series E (although at 150% leverage).

Name of commodity trading
advisor:                          Graham Capital

Program:                          Global Diversified Program

Start Date:                       February 2, 1995 (All trading by Graham
                                    Capital)
                                  February 2, 1995 (Global Diversified
                                    Program)

No. Accounts:                     10

Aggregate $$ In All Programs:     $1,770,228,000 (All Programs including
                                    Notional)

$$ in this Program:               $328,624,000 (Global Diversified Program
                                    including Notional)

Largest monthly draw-down:        (10.12%)   November 2001
                                  "Largest monthly draw-down" means the
                                  greatest decline in month-end net asset
                                  value due to losses sustained by the
                                  program on a composite basis for any
                                  particular month or an individual
                                  account for any particular month.

Largest peak-to-valley
draw-down:                        (16.40%)   November 2001 through April 2002
                                  "Largest peak-to-valley draw-down"
                                  means the greatest cumulative
                                  percentage decline in month-end net
                                  asset value due to losses sustained by
                                  the program on a composite basis or an
                                  individual account during any period in
                                  which the initial month-end net asset
                                  value is not equaled or exceeded by a
                                  subsequent month-end net asset value.

Closed Accounts:                  Profitable     =   9
                                  Unprofitable   =   2

              RATES OF RETURN INFORMATION IS ON FOLLOWING PAGE

          CAPSULE E(1) -- GRAHAM CAPITAL GLOBAL DIVERSIFIED PROGRAM

                      MONTHLY/ANNUAL RATES OF RETURN*

MONTH         2002      2001      2000      1999      1998      1997

Jan           1.52%    (1.40)%    1.17%    (0.08)%    1.65%     4.19%
Feb          (2.39)%    1.56     (1.08)     0.95      1.41     (1.53)
Mar          (2.22)%    7.98      0.51     (5.09)     4.56      0.90
Apr          (3.62)%   (8.53)    (2.91)     2.63     (3.02)    (4.71)
May           3.44%     0.76     (2.52)    (4.14)    (0.82)    (1.35)
Jun           6.35%    (0.08)    (3.33)     5.65     (5.95)    (0.84)
Jul           6.62%    (1.28)    (0.63)    (1.86)    (3.49)     3.72
Aug           4.58%     4.68      4.29      3.37     11.01     (2.64)
Sep           3.89%     8.05     (1.16)     1.07      6.93      2.11
Oct                     6.63      2.21     (3.61)     3.24      4.14
Nov                    (9.68)    10.06      1.66     (2.80)     0.50
Dec                    (0.06)     9.23      5.14      0.09      1.85
YTD/Annual   19.01%     7.02%    15.83%     5.12%    12.20%     6.04%

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

     *The rate of return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, "net income" represents the gross income for the month in question, net of all expenses and performance allocations. The rate of return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year's initial index. Graham Capital advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record. Graham Capital also advises accounts that do not trade commodity futures (such as accounts trading securities, non-exchange traded derivatives, etc.) the performance of which is not included in the composite performance record.

     The following is a capsule summary of the past performance for Graham Capital's Global Diversified Program Traded at 150% Leverage as of September 30, 2002, the trading strategy currently used to trade Series E.

Name of commodity trading
advisor:                          Graham Capital

Program:                          Global Diversified Program Traded at 150%
                                    Leverage

Start Date:                       February 2, 1995 (All trading by Graham
                                    Capital)
                                  May 1, 1997 (Global Diversified Program at
                                    150% leverage)

No. Accounts:                     9

Aggregate $$ In All Programs:     $ 1,770,228,000 (All Programs including
                                    Notional)

$$ in this Program:               $ 199,108,000 (Global Diversified Program at
                                    150% leverage including Notional)

Largest monthly draw-down:        (15.77%)   November 2001
                                  "Largest monthly draw-down" means the
                                  greatest decline in month-end net asset
                                  value due to losses sustained by the
                                  program on a composite basis for any
                                  particular month or an individual
                                  account for any particular month.

Largest peak-to-valley
draw-down:                        (24.27%)   November 2001 to April 2002
                                  "Largest peak-to-valley draw-down"
                                  means the greatest cumulative
                                  percentage decline in month-end net
                                  asset value due to losses sustained by
                                  the program on a composite basis or an
                                  individual account during any period in
                                  which the initial month-end net asset
                                  value is not equaled or exceeded by a
                                  subsequent month-end net asset value.

Closed Accounts:                  Profitable    =     14
                                  Unprofitable  =      2

            RATES OF RETURN INFORMATION IS ON FOLLOWING PAGE

          CAPSULE E(2) -- GRAHAM CAPITAL GLOBAL DIVERSIFIED PROGRAM

                           TRADED AT 150% LEVERAGE

                       MONTHLY/ANNUAL RATES OF RETURN*

MONTH         2002      2001      2000      1999      1998      1997

Jan           2.44     (1.93)%    2.38%    (0.62)%    2.14%
Feb          (3.32)%    2.91     (1.83)     1.35      1.71
Mar          (3.84)%   11.12      0.46     (7.79)     6.52
Apr          (5.27)%  (11.73)    (3.58)     4.02     (4.42)
May            5.67%    1.42     (3.81)    (6.25)    (1.08)    (1.62)%
Jun           11.30%    0.03     (5.36)     8.05     (9.21)    (1.12)
Jul           11.25%   (1.60)    (1.05)    (2.59)    (5.22)     5.04
Aug            6.81%    6.94      6.18      5.00     17.07     (3.79)
Sep            5.67%   12.06     (0.97)     2.03      9.34      2.93
Oct                     9.26      3.22     (5.46)     4.97      5.72
Nov                   (13.45)    14.80      2.26     (3.40)     1.30
Dec                     0.28     13.77      7.52      0.12      2.94
YTD/Annual    33.21%   12.16%    24.33%     6.17%    17.00%    11.56%

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

     *The rate of return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, "net income" represents the gross income for the month in question, net of all expenses and performance allocations. The rate of return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year's initial index. Graham Capital advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record. Graham Capital also advises accounts that do not trade commodity futures (such as account trading securities, non-exchange traded derivatives, etc.) the performance of which is not included in the composite performance record.

                           SUPPLEMENTAL INFORMATION
                                 CAPSULE E(3)
PAST PERFORMANCE OF OTHER PROGRAMS OFFERED BY GRAHAM CAPITAL THAT ARE NOT
               CURRENTLY BEING USED TO TRADE SERIES E ASSETS

Name of                          Date      Date CTA                                                           Largest  Largest Peak-
Commodity                        CTA       Began                Aggregate Dollars       Dollars In This       Monthly  to-Valley
Trading                          Began     Trading   Number     In All  Programs        Program               Draw-    Draw-
Advisor        Program           Trading   Program   Accounts   (including Notional)    (Including Notional)  Down(1)  Down(2)
------------  ---------------    -------   --------- --------   --------------------    --------------------  -------  -------------
                                                                                                                 %            %
              Selective
Graham        Trading                                                                                         (15.6)      (21.41)
Capital       Program            2/2/95    1/7/98       2          $1,770,228,000         $110,151,000         11/01    11/01-4/02

Graham        Non-Trend                                                                                        (5.01)      (9.52)
Capital       Based Program      2/2/95    1/4/99       0          $1,770,228,000               --             10/99     1/01-6/01

              Non-Trend
              Based Program
Graham        at 150%                                                                                          (8.42)     (14.33)
Capital       Leverage           2/2/95    6/1/99       0          $1,770,228,000               --             10/99     6/99-10/99

              Discretionary
Graham        Trading                                                                                          (2.22)      (4.18)
Capital       Program            2/2/95    1/4/99       1          $1,770,228,000          $16,065,000          8/99     6/99-8/99

Graham                                                                                                         (7.16)     (11.54)
Capital       K4 Program         2/2/95    1/4/99       7          $1,770,228,000         $413,263,000          4/01     11/01-4/02

Graham        K4 Program at                                                                                   (10.15)      (16.35)
Capital       150% Leverage      2/2/95    6/1/99       9          $1,770,228,000         $288,525,000          4/01     11/01-4/02

              International
Graham        Financial                                                                                        (8.41)     (18.07)
Capital       Program            2/2/95    1/2/96       0          $1,770,228,000                --             6/98     4/98-6/98

              Natural
Graham        Resource                                                                                         (6.68)     (19.22)
Capital       Program            2/2/95   9/27/96       0          $1,770,228,000                --            10/97    2/97-11/97

Graham        Federal Policy                                                                                   (3.41)      (3.41)
Capital       Program            2/2/95    8/1/00       7          $1,770,228,000         $314,735,000          1/02        1/02

              Proprietary
Graham        Matrix                                                                                          (11.16)     (15.71)
Capital       Program            2/2/95    6/1/99       1          $1,770,228,000         $229,347,000         11/01    11/01-4/02



                                                                                    ANNUAL RATES OF RETURN*

Name of                                                          ----------------------------------------------------------
Commodity                             Closed Accounts              2002
Trading                         ---------------------------      (through
Advisor        Program          Profitable     Unprofitable        9/30)     2001      2000      1999      1998      1997
------------  ---------------   ----------     ------------      --------  --------  --------  --------  --------  --------
                                                                    %          %         %         %         %         %

              Selective
Graham        Trading
Capital       Program               0                0            33.82      0.55      7.07      0.91      25.86      --

Graham        Non-Trend
Capital       Based Program        --                --              --     (9.54)    11.86      0.46        --       --
                                                                           (6 mos)

              Non-Trend
              Based Program
Graham        at 150%
Capital       Leverage             --                --              --    (12.95)    21.01     (9.67)       --       --
                                                                           (6 mos)             (7 mos)

              Discretionary
Graham        Trading
Capital       Program               0                0              9.86    15.55      8.20     (1.03)       --       --

Graham
Capital       K4 Program            1                0              29.08   29.56     16.39      7.25        --       --

Graham        K4 Program at
Capital       150% Leverage         3                1              48.68   43.14    (10.05)     8.96        --       --
                                                                                     (6 mos)   (7 mos)

              International
Graham        Financial
Capital       Program              --               --                --       --        --       --        8.15     5.14

              Natural
Graham        Resource
Capital       Program              --               --                --       --        --       --        4.71   (15.22)

Graham        Federal Policy
Capital       Program               3                0             12.95    16.88      2.51       --         --       --
                                                                                     (5 mos)

              Proprietary
Graham        Matrix
Capital       Program               1                1             27.81     6.77     15.94     2.90         --       --
                                                                                              (7 mos)


-------------------
* The rate of return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, "net income" represents the gross income for the month in question, net of all expenses and performance allocations. The rate of return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year's initial index. Graham Capital advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record. Graham Capital also advises accounts that do not trade commodity futures (such as accounts trading securities, non-exchange traded derivatives, etc.) the performance of which is not included in the composite performance record.
1 "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by the program on a composite basis for any particular month or an individual account for any particular month.
2 "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                   SERIES F

     Campbell & Company is allocated 100% of the Series F assets.

Campbell & Company's Trading Strategy

     The following updates and replaces the information found in the second paragraph under the section entitled "Campbell & Company's Trading Strategy" on page 68 of the Prospectus.

     Campbell & Company trades the following seven portfolios:
(i) the Financial, Metal & Energy Large Portfolio (sometimes referred to as the FME Large Portfolio); (ii) the Financial, Metal & Energy Small (Above $5 million) Portfolio (sometimes referred to as the FME Small (Above $5 million) Portfolio);
(iii) the Financial, Metal & Energy Small (Below $5 million) Portfolio (sometimes referred to as the FME Small (Below $5 million) Portfolio); (iv) the Foreign Exchange Portfolio; (v) the Global Diversified Large Portfolio; (vi) the Global Diversified Small Portfolio; and (vii) the Ark Portfolio. The managing owner and Campbell & Company have agreed that Campbell & Company, for the present, trades on behalf of Series F utilizing only the FME Small (Above $5 million) Portfolio, which is described below.

     Allocation Among Markets Traded By Campbell & Company

     The following updates and replaces the information found on page 70 of the prospectus.

     Set forth below is a bar graph showing the market sectors that are traded by the FME Small (Above $5 million) Portfolio, as of September 30, 2002. As of that date, investor funds are exposed to these sectors in approximately the percentage allocations stated; however, these percentage allocations are subject to change at Campbell & Company's discretion. Actual allocations change as market conditions and trading opportunities change, and it is likely that the targeted risk allocations may vary for Series F during future periods, although the focus will remain on a diversified portfolio:

             Market Sector             Percentage
             ------------------        ----------
             Currencies                    53%
             Interest Rates                15
             Energy                        14
             Stock Indices                 16
             Precious and Base Metals       2
                                        --------
             Total                        100%
                                        ========

                       [ BAR GRAPH ]

Campbell & Company's Past Performance For All Of Its Clients

     Capsule summaries F(1) F(2) F(3) and F(4) contain actual performance information for the periods indicated, and replace in their entirety the capsule summaries on pages 71 to 77 of the Prospectus.

FME Small (Above $5 million) Portfolio

     The following is a capsule summary of the performance for Campbell & Company's FME Small (Above $5 million) Portfolio as of September 30, 2002, the trading strategy currently used to trade Series F.

Name of commodity trading
advisor:                          Campbell & Company

Program:                          FME Small (Above $5 million) Portfolio

Start Date:                       January 1972 (All trading by Campbell &
                                    Company)
                                  February 1995 (FME Small (Above $5 million)
                                    Portfolio)

No. Accounts:                     11

Aggregate $$ In All Programs:     $ 3,459,000,000  (All Programs including
                                    Notional)

$$ in this Account:               $ 198,100,000  (FME Small (Above $5
                                     million) Portfolio including Notional)

Largest monthly draw-down:        (9.94%)   November 2001
                                  "Largest monthly draw-down" means the
                                  greatest decline in month-end net asset
                                  value due to losses sustained by the
                                  program on a composite basis for any
                                  particular month or an individual
                                  account for any particular month.

Largest peak-to-valley
draw-down:                        (15.41%)   October 2001 to April 2002
                                  "Largest peak-to-valley draw-down"
                                  means the greatest cumulative
                                  percentage decline in month-end net
                                  asset value due to losses sustained by
                                  the program on a composite basis or an
                                  individual account during any period in
                                  which the initial month-end net asset
                                  value is not equaled or exceeded by a
                                  subsequent month-end net asset value.

Closed accounts:                  Profitable     =   34
                                  Unprofitable   =   12

            RATES OF RETURN INFORMATION IS ON FOLLOWING PAGE

     CAPSULE F(1) -- COMPOSITE OF ALL THE FME SMALL (ABOVE $5 MILLION)
                        PORTFOLIO* ACCOUNTS

                    MONTHLY/ANNUAL RATES OF RETURN**

MONTH         2002      2001      2000      1999      1998      1997

Jan          (0.85)    (1.49)%    3.23%    (4.61)%    2.80%     3.85%
Feb          (2.40)     0.48     (0.52)     1.34     (2.34)     1.63
Mar          (1.86)     6.15     (2.03)     1.60      5.81     (1.75)
Apr          (4.20)    (7.97)    (2.55)     5.20     (5.99)    (3.03)
May           3.25      0.92      2.47     (3.15)     4.21     (3.01)
Jun           7.74     (2.24)     0.77      4.95      1.51      3.62
Jul           7.00      1.11     (2.56)    (0.64)    (4.04)     8.81
Aug           3.24      1.29      3.04      1.18      9.95     (5.94)
Sep           3.84      6.68     (3.36)     1.55      3.68      4.53
Oct                     4.58      2.75     (3.85)     5.52      2.32
Nov                    (9.94)     5.52      0.78     (0.91)     0.59
Dec                     3.22      2.36      2.80      1.10      5.41
YTD/Annual  16.10%      1.33%     9.02%     6.80%    22.16%    17.30%


* In July 2000, the FME Small Portfolio program was divided into 2 separate programs, which are the FME Small (Above
$5 million) Portfolio and the FME Small (Below $5 million)
Portfolio.  See page 69 of the prospectus for details.

**    Campbell & Company has adopted a method of computing
"Rate of Return" and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory published by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which the performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. The rate of return is calculated by dividing net performance of the Fully-Funded Subset by the beginning net assets (plus additions, less withdrawals for that month) of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FME Small (Below $5 million) Portfolio

     The following is a capsule summary of the past performance for Campbell & Company's FME Small (Below $5 million) Portfolio as of September 30, 2002. This portfolio was formerly combined with the FME Small (Above $5 million) Portfolio, and was separated out as of July of 2000. Although Series F is currently traded pursuant to the FME Small (Above $5 million) Portfolio strategy, the FME Small (Below $5 million) Portfolio may be used in the future to trade Series F assets.

Name of commodity trading
advisor:                          Campbell & Company

Program:                          FME Small (Below $5 million) Portfolio

Start Date:                       January 1972 (All trading by Campbell &
                                    Company)
                                  July 2000 (FME Small (Below $5 million)
                                    Portfolio)

No. Accounts:                     10

Aggregate $$ In All Programs:     $ 3,459,000,000  (All Programs including
                                    Notional)

$$ in this Account:               $ 22,600,000  (FME Small (Below $5 million)
                                    Portfolio including Notional)

Largest monthly draw-
down:                             (11.84%)   November 2001
                                  "Largest monthly draw-down" means the
                                  greatest decline in month-end net asset
                                  value due to losses sustained by the
                                  program on a composite basis for any
                                  particular month or an individual
                                  account for any particular month.

Largest peak-to-valley
draw-down:                        (17.19%)   October 2001 to April 2002
                                  "Largest peak-to-valley draw-down"
                                  means the greatest cumulative
                                  percentage decline in month-end net
                                  asset value due to losses sustained by
                                  the program on a composite basis or an
                                  individual account during any period in
                                  which the initial month-end net asset
                                  value is not equaled or exceeded by a
                                  subsequent month-end net asset value.

Closed accounts:                  Profitable     =  17
                                  Unprofitable   =   8

             RATES OF RETURN INFORMATION IS ON FOLLOWING PAGE

      CAPSULE F(2) -- COMPOSITE OF ALL THE FME SMALL (BELOW $5 MILLION)
                           PORTFOLIO* ACCOUNTS

                     MONTHLY/ANNUAL RATES OF RETURN**

                MONTH          2002      2001      2000

                Jan            1.49     (0.34)
                Feb           (3.35)    (0.91)
                Mar           (0.49)     6.81
                Apr           (5.29)    (8.92)
                May            3.10      1.25
                Jun           10.44     (3.35)
                Jul           12.07       .08     (4.23)
                Aug            2.32      2.27      4.19
                Sep            6.52      4.54     (5.22)
                Oct                      6.87      3.52
                Nov                    (11.84)     5.46
                Dec                      1.55      9.56

                YTD/Annual    28.57%    (3.76)%   13.12%


* In July 2000, the FME Small Portfolio program was divided into 2 separate programs, which are the FME Small (Above
$5 million) Portfolio and the FME Small (Below $5 million)
Portfolio.  See page 69 of the prospectus for details.

**     Campbell & Company has adopted a method of computing
"Rate of Return" and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory published by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which the performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. The rate of return is calculated by dividing net performance of the Fully-Funded Subset by the beginning net assets (plus additions, less withdrawals for that month) of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FME Large Portfolio

     The following is a capsule summary of the past performance for Campbell & Company's FME Large Portfolio as of September 30,
2002.  Although Series F is currently traded pursuant to the FME
Small (Above $5 million) Portfolio strategy, the FME Large
Portfolio strategy may be used in the future to trade Series F assets.

Name of commodity trading
advisor:                          Campbell & Company

Program:                          FME Large Portfolio

Start Date:                       January 1972 (All trading by Campbell &
                                    Company)
                                  April 1993 (FME Large Portfolio)

No. Accounts:                     16

Aggregate $$ In All Programs:     $ 3,459,000,000  (All Programs including
                                    Notional)

$$ in this Account:               $ 3,049,000,000 (FME Large Portfolio
                                    including Notional)

Largest monthly draw-down:        (9.62%)   November 2001
                                  "Largest monthly draw-down" means the
                                  greatest decline in month-end net asset
                                  value due to losses sustained by the
                                  program on a composite basis for any
                                  particular month or an individual
                                  account for any particular month.

Largest peak-to-valley
draw-down:                        (13.84%)   October 2001 to April 2002
                                  "Largest peak-to-valley draw-down"
                                  means the greatest cumulative
                                  percentage decline in month-end net
                                  asset value due to losses sustained by
                                  the program on a composite basis or an
                                  individual account during any period in
                                  which the initial month-end net asset
                                  value is not equaled or exceeded by a
                                  subsequent month-end net asset value.

Closed accounts:                  Profitable       =    5
                                  Unprofitable     =    1

              RATES OF RETURN INFORMATION IS ON FOLLOWING PAGE

     CAPSULE F(3) -- COMPOSITE OF ALL THE FME LARGE PORTFOLIO ACCOUNTS

                     MONTHLY/ANNUAL RATES OF RETURN*

MONTH         2002      2001      2000      1999      1998      1997
Jan          (0.71)%   (1.09)%    3.70%    (4.83)%    3.25%     5.26%
Feb          (1.98)     0.71     (0.35)     1.45     (2.38)     2.26
Mar          (1.60)     6.97     (1.96)     0.87      4.95     (2.08)
Apr          (4.03)    (8.09)    (1.86)     5.60     (5.88)    (3.84)
May           4.12      1.23      2.74     (3.25)     4.34     (1.84)
Jun           7.73     (1.71)     1.96      4.63      2.04      2.23
Jul           7.64      1.45     (1.72)    (0.15)    (3.68)     9.27
Aug           3.61      2.10      3.08      1.22      9.23     (5.14)
Sep           3.91      6.94     (3.23)     1.75      2.97      4.23
Oct                     4.97      3.19     (4.25)     4.41      2.39
Nov                    (9.62)     5.98      0.53     (0.50)     0.57
Dec                     3.72      2.38      3.64      0.64      4.95

YTD/Annual   19.47%     6.21%    14.32%     6.81%    20.07%    18.75%


* The "Rate of Return" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of "Rates of Return," except for accounts which close on the last day of a period in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. The "Rate of Return " is calculated using the Only Accounts Traded (sometimes referred to as the OAT method) method of computation. This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The OAT method excludes from the calculation of rate of return for those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose rate of return is not distorted through intra-month capital changes.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                 CAPSULE F(4)
PAST PERFORMANCE OF OTHER PROGRAMS OFFERED BY CAMPBELL & COMPANY AND ITS
         AFFILIATES THAT WILL NOT BE USED TO TRADE SERIES F ASSETS

                                                                 Aggregate Dollars
                                            Date                 In All  Programs               Dollars In This Program
Name of                           Date      CTA                  (in thousands)                 (in thousands)              Largest
Commodity                         CTA       Began     Number     -------------------------      ------------------------    Monthly
Trading                           Began     Trading   of         (Excluding    (Including       (Excluding    (Including    Draw-
Advisor         Program           Trading   Program   Accounts   Notional)     Notional)        Notional)     Notional)     Down(1)
--------------  ----------------  -------   -------   --------   -----------  ------------      -----------   -----------   -------
                                                                      $            $                 $             $           %

                Foreign
Campbell        Exchange                                                                                                     (7.85)
& Company       Portfolio         4/72      11/90        1       3,356,000      3,459,000            6,705        19,705      2/98

                Global
                Diversified
Campbell        Large                                                                                                        (9.95)
& Company       Portfolio         4/72       2/86        3       3,356,000      3,459,000          165,156       165,156     11/01

                Global
                Diversified
Campbell        Small                                                                                                       (12.47)
& Company       Portfolio         4/72       6/97        1       3,356,000      3,459,000            2,398         2,398     11/01

Campbell        ARK                                                                                                         (11.86)
& Company       Portfolio         4/72       9/96        5       3,356,000      3,459,000            2,172         2,272      7/98


                Interest
                Rates, Stock
                Indices &
Campbell        Commodities                                                                                                 (16.13)
& Company       Portfolio         4/72       2/96        0       3,356,000      3,459,000               --            --     11/01





                                                                                         Annual Rates of Return*
Name of                                             Closed         -------------------------------------------------------------
Commodity                         Largest Peak-     Accounts        2002
Trading                           to-Valley         Profitable/   (through
Advisor         Program           Draw-Down(2)      Unprofitable    9/30)      2001       2000       1999       1998       1997
--------------  ----------------  --------------    -------------  ------     ------     ------     ------     ------     ------
                                        %                             %          %          %          %          %          %

                Foreign
Campbell        Exchange            (12.39)
& Company       Portfolio         12/97-2/98        2         1      4.93      15.92      11.39      7.19        4.25      18.19

                Global
                Diversified
Campbell        Large               (14.59)
& Company       Portfolio         10/01-4/02        1         0     18.00       5.89      11.18      4.57       12.47      14.95

                Global
                Diversified
Campbell        Small               (17.60)
& Company       Portfolio         10/01-4/02        9         0     26.19      (1.16)     17.59      2.51       17.51      13.85(3)

Campbell        ARK                 (21.62)
& Company       Portfolio         10/01-4/02       13         3     36.22      (4.35)     28.86     28.27        2.48      20.49

                Interest
                Rates, Stock
                Indices &
Campbell        Commodities         (21.16)
& Company       Portfolio         10/01-2/02        1         0      0.48(4)   (0.71)     18.12      6.85       27.08      20.15

____________________
* The CFTC accepts three different methods of showing the composite rate of return achieved by accounts, some of which are traded at different degrees of leverage. These methods are: the fully-funded subset method, the time-weighted method and the only accounts traded method. Although each method uses a different approach, all methods are intended to produce substantially the same rate of return. All annual rates of return are computed on a compounded monthly basis.

1 "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by the program on a composite basis for any particular month or an individual account for any particular month.

2 "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

3     June 1997 to December 1997

4 The Interests Rates, Stock Indices and Commodities Portfolio closed as of March 31, 2002.

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Directors And Officers Of The Managing Owner

     The following updates the information found under this heading on pages 81 to 82 of the prospectus.

Paul Waldman replaces David Buchalter as Secretary

     Paul Waldman, born 1957, became the Secretary of Prudential Securities Futures Management Inc. in November 2002, at which time he also became the Secretary of Seaport Futures Management, Inc. (referred to as Seaport Futures), an affiliate of the managing owner. Prior to being elected Secretary, Mr. Waldman had served as Assistant Secretary for both the managing owner and Seaport Futures since December 1997. He is a First Vice President and Associate General Counsel of Prudential Securities. Mr. Waldman is responsible for the day-to-day corporate governance of Prudential Securities and its subsidiary companies. Prior to joining Prudential Securities in September 1988, Mr. Waldman worked for E.A. Sheslow & Co., a specialist firm on the NYSE and American Stock Exchange in 1986, and for F.P. Quinn & Co., a member firm of the Chicago Board Options Exchange, from 1984 to 1985. Mr. Waldman received a B.A. in Journalism from the University of Georgia in 1979, an M.A. in Political Science from Boston University in 1981, and a Juris Doctor from New York Law School in 1992. He is admitted to the New York and Connecticut bars.

Steven Weinreb replaces Barbara Brooks as Treasurer and Chief Financial Officer

     Steven Weinreb, born 1962, became the Treasurer and Chief Financial Officer of Prudential Securities Futures Management Inc. in May 2002, at which time he also became the Treasurer and Chief Financial Officer of Seaport Futures Management, Inc. (referred to as Seaport Futures), an affiliate of the managing owner. He is a Senior Vice President and Controller of Prudential Securities. Prior to joining Prudential Securities in May 1991, he was with the public accounting firms Deloitte & Touche from 1986 to 1991 and from 1984 to 1986 with Laventhol & Horwath. Mr. Weinreb graduated in 1984 from the State University of New York at Albany with a B.S. in Accounting. Mr. Weinreb is a Certified Public Accountant.

Description And Past Performance Of Other Pools Sponsored By The Managing Owner And Its Affiliates

     The following updates and replaces the information found under this heading in the prospectus on pages 83 to 86.

     Following is a description of the various funds sponsored by the managing owner and its affiliate, Seaport Futures. The January 1, 1997 through November 30, 2002 trading record for the various funds is provided in the performance table and the explanatory notes on the following pages.

Type of Fund                           Name of Fund
------------                           ------------
Public commodity funds
for which the
managing owner is the
general partner (or
managing owner) and the
commodity pool
operator:                              Prudential-Bache Capital Return
                                       Futures Fund 2, L.P. (PBCRFF2)[p]

                                       Prudential Securities Aggressive
                                       Growth Fund, L.P. (PSAGF) [k]

                                       Diversified Futures Trust I (DFT)

                                       Prudential Securities Strategic Trust
                                       (PRUST) [f]


                                       World Monitor Trust -- Series A (WMTA)

                                       World Monitor Trust -- Series B (WMTB)

                                       World Monitor Trust -- Series C (WMTC)


Non-public commodity
funds for which the
managing owner is the
general partner (or the
managing owner) and the
commodity pool
operator:                              Signet Partners II, L.P. (SPLP2) [d]

                                       Diversified Futures Trust II (DFTII)

                                       Prudential Securities Foreign
                                       Financials Fund, L.P. (PSFFF) [g]


Offshore investment
funds for which the
managing owner is
investment manager (j):                Devonshire Multi-Strategy Fund [h, i]

                                       Prudential-Bache International Futures
                                       Fund A, PLC (PBIFA) [h, n]

                                       Prudential-Bache International Futures
                                       Fund B, PLC (PBIFB) [h]

                                       Prudential-Bache International Futures
                                       Fund C, PLC (PBIFC) [h]

                                       Prudential-Bache International Futures
                                       Fund D, PLC (PBIFD) [h]

                                       Prudential-Bache International Futures
                                       Fund E, PLC (PBIFE) [h, o]

                                       Prudential-Bache International Futures
                                       Fund F, PLC (PBIFF) [h]

                                       Global Equilibrium Fund (GEF) [h, o]


Public commodity funds
for which Seaport
Futures is general
partner and commodity
pool operator:                         Prudential-Bache Diversified Futures
                                       Fund L.P. (PBDFF)

                                       Prudential-Bache Capital Return
                                       Futures Fund L.P. (PBCRFF) [l]

                                       Prudential-Bache Capital Return
                                       Futures Fund 3, L.P. (PBCRFF3) [k]

                                       Prudential-Bache OptiMax Futures Fund
                                       L.P. (PBOFF) [m]

                                       Prudential Securities OptiMax Futures
                                       Fund 2, L.P. (PBOFF2) [e]

                                 CAPSULE D
PERFORMANCE OF OTHER POOLS OPERATED BY PRUDENTIAL SECURITIES FUTURES
                 MANAGEMENT INC. AND AFFILIATE [a]
          (SEE ACCOMPANYING NOTES ON FOLLOWING TWO PAGES)


                            IN-
NAME OF POOL                CEP-                                WORST      WORST
    (See                    TION                               MONTHLY    PEAK TO
abbreviations               OF       AGGREGATE     CURRENT     PERCENT    VALLEY
indicated on                TRA-   SUBSCRIPTIONS  TOTAL NAV   DRAW-DOWN  DRAW-DOWN
prior page)    TYPE OF POOL DING    ($ x 1,000)   ($ x 1,000)    [b]        [b]
-------------  ------------ -----  -------------  ----------- ---------  -----------

PBDFF          3, 5, 6, 8,  10/88       29,747        7,878     (12.98)%     (40.96)%
               10                                                11/01      7/99-9/00


PBCRFF (l)     1a, 3, 5, 7,  5/89      137,705          ---     (10.30)%     (20.27)%
               8, 10                                             11/98     11/98-4/00


PBCRFF2 [p]    1a, 3, 5, 7, 10/89      100,000          ---      (8.72)%     (27.59)%
               8, 9                                               4/98      1/98-9/00



PBCRFF3 [k]    1a, 3, 5, 7,  5/90       64,863          ---     (11.77)%     (23.66)%
               8, 10                                              4/98     12/96-4/98


PBOFF          3, 5, 7, 8,   4/96       69,603          ---      (7.82)%     (27.23)%
(OPTIMAX) [m]  10, 11                                            10/99      5/99-6/00


PBOFF2         3, 5, 7, 8,   4/97       17,416          ---      (9.08)%     (16.58)%
(OPTIMAX2) [e] 10, 12                                             4/98      8/97-5/98


PBOFF2         1,3, 5, 7,    1/92       15,197          ---      (4.68)%     (11.42)%
(OPTIMAX2-A)   10, 12                                            12/96      2/96-7/96


PBOFF2         3, 5, 7, 8,   1/92        2,219          ---      (9.27)%     (20.94)%
(OPTIMAX2-B)   10, 12                                             2/96      6/95-7/96


PSFFF [g]      2, 4, 6, 8,   1/93        4,198          ---      (9.96)%     (23.59)%
               9                                                  2/99     12/96-5/97


PSAGF [k]      3, 5a, 7,     8/93       20,335          ---      (7.65)%     (20.42)%
               8, 9                                              10/97    10/98-10/99


DFT            3, 5a, 6,     1/95       65,908       23,341     (14.35)%     (36.76)%
               8, 9                                              11/01      7/99-9/00


SPLP2 [d]      2, 4, 7,      2/96        1,531          ---      (6.37)%      (8.41)%
               8, 9                                               8/97      8/97-1/98


PRUST [f]      3, 5a, 6,     5/96       63,403        8,686     (15.84)%     (43.34)%
               8, 9                                               4/98      3/99-5/01


PBIFA [h, n]   2, 4, 6, 8,   6/96       38,707          ---     (21.94)%     (46.41)%
               9, 13                                              2/00      3/99-8/00


PBIFB [h]      2, 4, 6, 8,   7/96      106,459       21,080     (18.13)%     (46.09)%
               9, 13                                             11/01      7/99-9/00



PBIFC [h]      2, 4, 6, 8,   6/96       35,142        6,653      (9.30)%     (47.07)%
               9, 13                                              2/99      1/99-5/01


PBIFD [h]      2, 4, 7, 8,  10/96       32,922        5,497     (10.22)%     (35.84)%
               9, 13                                              2/00      3/99-4/02


PBIFE [h, o]   2, 4, 6, 8,   1/97       21,843          ---     (11.39)%     (39.57)%
               9, 13                                              4/01     10/98-5/01


PBIFF [h]      2, 4, 6, 8,   9/97       43,142       11,022     (17.11)%     (27.51)%
               9, 13                                              4/01     10/98-9/00


DFTII          2, 5a, 6,     3/97       51,757        9,456     (15.22)%     (39.93)%
               8, 9                                              11/01      7/99-9/00


DEVON [h, i]   2, 4, 8,      2/98       13,552          ---      (3.88)%      (8.55)%
               9, 14                                              4/98      4/98-8/98


GEF [h, o]     2, 4, 7,     12/99       29,451          ---      (8.29)%      (8.29)%
               8, 9, 15                                           1/00         1/00



WMTA           3, 5a, 6,     6/98       33,979        4,695     (17.46)%     (38.99)%
               8, 9                                               4/01      5/99-9/00


WMTB           3, 5a, 6,     6/98       30,094        8,828     (11.46)%     (27.08)%
               8, 9                                              11/01    10/99-10/00


WMTC           3, 5a, 6,      6/98      23,734        4,592     (16.40)%     (40.30)%
               8, 9                                              11/01      7/99-6/00


                                          ANNUAL RATE OF RETURN
NAME OF POOL                     (COMPUTED ON A COMPOUNDED DAILY BASIS) [j]
    (See                    ----------------------------------------------------
abbreviations                                                             2002
indicated on                                                            (through
prior  page)   TYPE OF POOL  1997     1998     1999     2000     2001     11/30)
-------------  ------------ -------  -------  -------  -------  -------  -------

PBDFF          3, 5, 6, 8,    9.03%    1.96%  (18.48)%   0.06%  (10.16)%  28.46%
               10


PBCRFF (l)     1a, 3, 5, 7,   7.93%   (1.09)% (11.13)%  (6.29)%     ---      ---
               8, 10


PBCRFF2        1a, 3, 5, 7,  11.40%   (7.44)%  (5.14)%  (2.26)%  (5.71)%  (9.89)%
               8, 9



PBCRFF3 [k]    1a, 3, 5, 7,  (7.97)% (10.29)%  (1.70)%     ---      ---      ---
               8, 10


PBOFF          3, 5, 7, 8,   17.49%   17.54%   (7.16)% (17.91)%     ---      ---
(OPTIMAX) [m]  10, 11


PBOFF2         3, 5, 7, 8,   (3.67)%  (9.97)%     ---      ---      ---      ---
(OPTIMAX2) [e] 10, 12


PBOFF2         1,3, 5, 7,     0.86%      ---      ---      ---      ---      ---
(OPTIMAX2-A)   10, 12


PBOFF2         3, 5, 7, 8,    0.68%      ---      ---      ---      ---      ---
(OPTIMAX2-B)   10, 12


PSFFF [g]      2, 4, 6, 8,   (1.35)%  36.68%  (11.00)%     ---      ---      ---
               9


PSAGF [k]      3, 5a, 7,     (2.31)%  13.11%  (17.54)%     ---      ---      ---
               8, 9


DFT            3, 5a, 6,      8.82%    4.80%  (13.48)%   9.87%   (4.57)%  17.03%
               8, 9


SPLP2 [d]      2, 4, 7,       6.10%   (0.70)%     ---      ---      ---      ---
               8, 9


PRUST [f]      3, 5a, 6,     (0.49)%  20.25%    3.35%  (31.01)%  (6.76)%   7.41%
               8, 9


PBIFA [h, n]   2, 4, 6, 8,   (0.36)%  34.14%    3.33%  (42.62)%     ---      ---
               9, 13


PBIFB [h]      2, 4, 6, 8,   13.77%    3.49%  (21.61)%   9.95%    5.29%   28.91%
               9, 13



PBIFC [h]      2, 4, 6, 8,   (3.59)%  35.42%  (18.91)% (22.86)%  (4.89)%  14.38%
               9, 13


PBIFD [h]      2, 4, 7, 8,    14.36%   23.87%   (2.00)% (14.71)%  (5.89)% (6.08)%
               9, 13


PBIFE [h, o]   2, 4, 6, 8,    2.20%   12.23%  (17.26)% (10.22)% (17.61)%     ---
               9, 13


PBIFF [h]      2, 4, 6, 8,   (4.60)%  47.90%   (6.38)%  (2.80)%   2.49%   14.21%
               9, 13


DFTII          2, 5a, 6,      6.26%    6.82%  (17.76)%   5.14%   (5.76)%  24.65%
               8, 9


DEVON [h, i]   2, 4, 8,         ---   (7.70)%  (1.19)%     ---      ---      ---
               9, 14


GEF [h, o]     2, 4, 7,         ---      ---    3.80%    0.67%   (5.65)%     ---
               8, 9, 15



WMTA           3, 5a, 6,        ---   (1.69)% (21.42)%  (1.93)%   3.26%   14.44%
               8, 9


WMTB           3, 5a, 6,        ---   11.98%    8.62%    0.20%  (10.91)%   3.88%
               8, 9


WMTC           3, 5a, 6,        ---    4.22%   (7.91)%  (2.81)% (19.95)%   9.33%
               8, 9



       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Key to type of pool
1     Principal-protected pool currently
1a    Principal-protected pool initially, but not currently
2     Privately offered pool
3     Publicly offered pool
4     Open ended pool
5     Closed ended pool
5a    Initially open ended, currently closed ended
6     Single advisor pool
7     More than one advisor
8     Non-principal protected pool
9     CPO is Prudential Securities Futures Management Inc.
10    CPO is Seaport Futures Management, Inc.
11    Following the expiration of the principal-protected feature of the A Units on March 31, 1996, the A & B Units merged into OptiMax Units on April 1, 1996
12 Following the expiration of the principal-protected feature of the A Units on March 31, 1997, the A & B Units merged into OptiMax 2 Units on April 1, 1997
13 Offshore pool offered to Non-U.S. persons authorized and supervised by the Central Bank of Ireland
14    Offshore fund-of-funds offered to Non-U.S. persons.
15 Offshore fund offered to non-U.S. persons trading in both securities and commodities.


[a]   All performance is presented as of November 30, 2002
[b]   "Worst monthly percent draw-down" means greatest
      percentage decline in net asset value since January
      1997 due to losses sustained by a pool, account, or
      other trading program from the beginning to the end
      of a calendar month.
[c]   "Worst peak to valley draw-down" means greatest
      cumulative percentage decline in month-end net
      asset value since January 1997 due to losses
      sustained by a pool, account or other trading
      program during a period in which the initial month-end
      net asset value is not equaled or exceeded by a
      subsequent month-end net asset value.  "Draw-down"
      means losses experienced by the pool over a specified period.
[d]   Liquidated April 1998
[e]   Liquidated May 1998
[f]   Name change from Willowbridge Strategic Trust to
      Prudential Securities Strategic Trust during August 1998
[g]   Liquidated March 1999.
[h]   These are non-U.S. investment funds, which are available
      only to non-U.S. residents. They are organized as investment companies incorporated in non-U.S. jurisdictions.
      Eligibility notices under CFTC Rule 4.7 have been filed
      in connection with these funds.
[i]   Liquidated May 1999.
[j]   Rate of return is calculated each day by dividing
      net performance by beginning equity.  The daily returns
      are then compounded to arrive at the rate of return
      for the month, which is in turn compounded to arrive a
      the annual rate of return.
[k]   Liquidated October 1999.
[l]   Liquidated April 2000.
[m]   Liquidated July 2000.
[n]   Liquidated September 2000.
[o]   Liquidated June 2001.
[p]   Liquidated April 2002.


        NOTES TO PERFORMANCE TABLE CONTINUED ON FOLLOWING PAGE
  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

|
Notes To Capsule D Continued:

Management Fees, Incentive Fees and Brokerage Commissions

Name of Fund    Management Fee   Incentive Fee  Brokerage Commission
------------    --------------   -------------  --------------------
PBDFF           2 (8)            20 (8)         8 (1)
PBCRFF          2 (8)            20 (8)         8
PBCRFF2         2 (2)            20 (2)         8 (2)
PBCRFF3         2                17             7.5 (plus transaction costs)
PBOFF           2-3              17-23          8 (plus transaction costs)
PBOFF2          2-3              15-20          8 (plus transaction costs)
PSFFF           1.9              20             (3)
PSAGF           2                15-23          8 (plus transaction costs)
DFT             2 (8)            20 (8)         7.75
DFTII           2 (8)            20 (8)         6.75
SPLP2           2.5              20             $10 per round-turn
PBIFA           3                20             5.75 (plus transaction costs)
PBIFB           2 (8)            20 (8)         5.75 (plus transaction costs)
PBIFC           1.25             22             5.75 (plus transaction costs)
PBIFD           2                20             5.75 (plus transaction costs)
PBIFE           2                20             5.75 (plus transaction costs)
PSIFF           2                25             5.75 (plus transaction costs)
PRUST           .9756-2 (4)      20             7.5 (4)
DEVON           1 (5)            3.75 (5)       (5)
GEF             2                20(6)          (7)
WMTA            2                23             7.75
WMTB            2                20             7.75
WMTC            2                20(9)          7.75

(1)  Decreased from 9% to 8% during August 1998.

(2) One of the advisors was terminated at the end of May 2001 and, during July 2001, the assets formerly managed by such adviser were allocated to two of the other advisors to PBCRFF2. This resulted in a decrease in management fees on a portion of the reallocated assets from 4% to 2% and an increase in incentive fees from 15% to 20%; however, one of the advisors to whom assets were reallocated must recoup $964,000, and the other $482,000, in losses on the reallocated assets before earning incentive fees. Brokerage commissions decreased from 8.5% to 8% during August 1998.

(3) Prior to April 1, 1994, PSFFF was charged on a per transaction basis at the rate of $35 per round-turn. From April 1, 1994 through July 25, 1997, PSFFF was charged a flat annual 8% fee, plus general and administrative costs. From July 26, 1997 until its liquidation, PSFFF was charged a flat annual 8.8% fee.

(4) PRUST pays different management fees to each of its trading advisors. One of the advisors was replaced in July 2000, resulting in a decrease from 3% to 2% of the highest management fee paid. The brokerage commission decreased from 7.75% to 7.5% during September 1998.

(5) DEVON only invested in other funds. Accordingly, it did not have a direct brokerage commission expense. However, as an investor in other funds, DEVON paid its pro rata share of management and incentive fees and brokerage commissions paid by those funds. The management and incentive fees shown in this chart only represent the fees paid directly to the managing owner and do not reflect DEVON's pro rata portion of the management and incentive fees in the funds in which it invested.

(6)  Incentive fees applicable only to one of GEF's two advisors.

(7)  Flat fee equal to 2.25% (plus transaction costs).

(8) Management fee decreased from 4% to 2% and incentive fees increased from 15% to 20%, in each case during October 2000.

(9) Decreased from 23% to 20% when the trading advisor was replaced during 2000.

Prudential Securities

     The following updates the information on page 87 in the prospectus.

     Prudential Securities Litigation and Settlements

     On October 9, 2002, Prudential Securities entered into a settlement order with the CFTC concerning certain ex-Prudential Securities employees' alleged failure to immediately record account identifiers and order times and the alleged failure of Prudential Securities to produce certain order tickets to the CFTC. Without admitting or denying the order's findings, Prudential Securities consented to a civil monetary penalty of $65,000 and made representations concerning policies and procedures for ensuring proper preparation of order tickets.

     On or about October 15, 2002, a jury in an action in Ohio State Court has awarded $11.7 million in compensatory damages and $250 million in punitive damages against Prudential Securities. The awards were made in connection with the class action case of Dale Burns et al. vs. Prudential Securities Inc. and Jeffrey Pickett, in which a former Prudential Securities financial advisor was alleged to have transferred, without authorization, his clients' equity mutual funds into fixed income funds in October 1998. Prudential Securities believes the damages were not legally justified, and it plans to ask the court to set them aside. If that motion is unsuccessful, Prudential intends to appeal the award.

                   HOW MANAGED FUTURES FIT INTO A PORTFOLIO

Performance Comparisons

     The following updates and replaces information found under this heading in the prospectus on page 128.

     The tables below compare actual returns and statistics for Series D, Series E and Series F with three asset classes, U.S. Stocks, U.S. Bonds and International Stocks, in order to highlight the particular performance characteristics of each series versus traditional asset classes. Of course, past performance is not necessarily indicative of future results.

                     Series D -- Bridgewater Associates
                     Aggressive Pure Alpha, Futures Only
                      March 2000 through November 2002
                       Summary Performance Statistics

                                    U.S.        U.S.      Int'l.
                                  Stocks(1)   Bonds(2)    Stocks3     WMTD

                Value of $1000    $711        $1,297      $613        $929
         Holding Period Return    (28.93)%    29.67%      (38.70)%    (7.13)%
    Monthly Standard Deviation    5.57%       1.15%       4.78%       5.29%
             Maximum Draw-down    (44.79)%    (2.88)%     (46.45)%    (30.20)%
            Months to Recovery    27+         8           32+         30+
    Correlation to U.S. Stocks    1.00        (0.35)      0.85        0.13


                        Series E -- Graham Capital
                        Global Diversified Program
                      April 2000 through November 2002
                       Summary Performance Statistics

                                  U.S.        U.S.        Int'l.
                                  Stocks(1)   Bonds(2)    Stocks(3)   WMTE


                Value of $1000    $647        $1,278      $590        $1,445
         Holding Period Return    (35.26)%    27.82%      (41.00)%    44.51%
    Monthly Standard Deviation    5.32%       1.16%       4.76%       6.87%
             Maximum Draw-down    (44.79)%    (2.88)%     (46.45)%    (22.68)%
            Months to Recovery    27+         8           32+         10
    Correlation to U.S. Stocks    1.00        (0.41)      0.85        (0.60)


                         Series F -- Campbell & Company
                              FME Small Portfolio
                        March 2000 through November 2002
                         Summary Performance Statistics

                                  U.S.        U.S.        Int'l.
                                  Stocks(1)   Bonds(2)    Stocks(3)   WMTF
                Value of $1000    $711        $1,297      $613        $1,149
         Holding Period Return    (28.93)%    29.67%      (38.70)%    14.92%
    Monthly Standard Deviation    5.57%       1.15%       4.78%       4.30%
             Maximum Draw-down    (44.79)%    (2.88)%     (46.45)%    (16.41)%
            Months to Recovery    27+         8           32+         10
    Correlation to U.S. Stocks    1.00        (0.35)      0.85        (0.56)

--------------------
1.  U.S. Stocks  -- Standard & Poor's 500 Stock Index
    (dividends reinvested) an unmanaged weighted index of 500 stocks.
2.  U.S. Bonds -- Lehman Brothers' Government/Corporate Bond Index
    (coupons reinvested). (Sources: Standard & Poor's, Lehman Brothers and Lipper Analytical Associates.)
3.  International Stocks -- Morgan Stanley's EAFE Index (dividends reinvested).

        THESE INDICES ARE REPRESENTATIVE OF EQUITY AND DEBT SECURITIES AND ARE NOT TO BE CONSTRUED AS AN ACTIVELY MANAGED PORTFOLIO.